                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

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                          H&E Equipment Services L.L.C.

                                       and

                                H&E Finance Corp.

                     and each of the Guarantors named herein

                      11 1/8% Senior Secured Notes due 2012

                                   ----------

                                    INDENTURE

                            Dated as of June 17, 2002

                                   ----------


                              The Bank of New York

                                     Trustee

                                   ----------


--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

        TRUST INDENTURE
        ACT SECTION                                                                  INDENTURE SECTION
        310(a)(1).................................................................             7.10
           (a)(2).................................................................             7.10
           (a)(3).................................................................             N.A.
           (a)(4).................................................................             N.A.
           (a)(5).................................................................             7.10
           (b)....................................................................             7.10
           (c)....................................................................             N.A.
        311(a)....................................................................             7.11
           (b)....................................................................             7.11
           (c)....................................................................             N.A.
        312(a)....................................................................             2.05
           (b)....................................................................             12.03
           (c)....................................................................             12.03
        313(a)....................................................................             7.06
           (b)(1).................................................................            11.05
           (b)(2).................................................................          7.06; 7.07
           (c)....................................................................         7.06; 12.02
           (d)....................................................................             7.06
        314(a)....................................................................     4.03;12.02; 12.05
           (b)....................................................................             11.05
           (c)(1).................................................................             12.04
           (c)(2).................................................................             12.04
           (c)(3).................................................................             N.A.
           (d)....................................................................             11.05
           (e)....................................................................             12.05
           (f)....................................................................             N.A.
        315(a)....................................................................             7.01
           (b)....................................................................         7.05,12.02
           (c)....................................................................             7.01
           (d)....................................................................             7.01
           (e)....................................................................             6.11
        316(a) (last sentence)....................................................             2.09
           (a)(1)(A)..............................................................             6.05
           (a)(1)(B)..............................................................             6.04
           (a)(2).................................................................             N.A.
           (b)....................................................................             6.07
           (c)....................................................................             2.12
        317(a)(1).................................................................             6.08
           (a)(2).................................................................             6.09
           (b)....................................................................             2.04
        318(a)....................................................................             12.01
           (b)....................................................................             N.A.
           (c)....................................................................             12.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                           PAGE

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

  Section 1.01   Definitions.................................................................1
  Section 1.02   Other Definitions..........................................................26
  Section 1.03   Incorporation by Reference of Trust Indenture Act..........................26
  Section 1.04   Rules of Construction......................................................27

                                   ARTICLE 2.
                                    THE NOTES

  Section 2.01   Form and Dating............................................................27
  Section 2.02   Execution and Authentication...............................................28
  Section 2.03   Registrar and Paying Agent.................................................29
  Section 2.04   Paying Agent to Hold Money in Trust........................................29
  Section 2.05   Holder Lists...............................................................29
  Section 2.06   Transfer and Exchange......................................................29
  Section 2.07   Replacement Notes..........................................................41
  Section 2.08   Outstanding Notes..........................................................41
  Section 2.09   Treasury Notes.............................................................42
  Section 2.10   Temporary Notes............................................................42
  Section 2.11   Cancellation...............................................................42
  Section 2.12   Defaulted Interest.........................................................42
  Section 2.13   CUSIP Numbers..............................................................43

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

  Section 3.01   Notices to Trustee.........................................................43
  Section 3.02   Selection of Notes to Be Redeemed or Purchased.............................43
  Section 3.03   Notice of Redemption.......................................................44
  Section 3.04   Effect of Notice of Redemption.............................................44
  Section 3.05   Deposit of Redemption or Purchase Price....................................45
  Section 3.06   Notes Redeemed or Purchased in Part........................................45
  Section 3.07   Optional Redemption........................................................45
  Section 3.08   Mandatory Redemption.......................................................46
  Section 3.09   Offer to Purchase by Application of Excess Proceeds........................46

                                   ARTICLE 4.
                                    COVENANTS

  Section 4.01   Payment of Notes...........................................................47
  Section 4.02   Maintenance of Office or Agency............................................48
  Section 4.03   Reports....................................................................48
  Section 4.04   Compliance Certificate.....................................................49
  Section 4.05   Taxes......................................................................50
  Section 4.06   Stay, Extension and Usury Laws.............................................50
  Section 4.07   Restricted Payments........................................................50
  Section 4.08   Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries..53
  Section 4.09   Incurrence of Indebtedness and Issuance of Preferred Stock.................54

  Section 4.10   Asset Sales................................................................56
  Section 4.11   Transactions with Affiliates...............................................58
  Section 4.12   Liens......................................................................59
  Section 4.13   Business Activities........................................................60
  Section 4.14   Corporate Existence........................................................60
  Section 4.15   Offer to Repurchase Upon Change of Control.................................60
  Section 4.16   Sale and Leaseback Transactions............................................62
  Section 4.17   Designation of Restricted and Unrestricted Subsidiaries....................62
  Section 4.18   Payments for Consent.......................................................62
  Section 4.19   Additional Subsidiary Guarantees and Liens.................................63

                                   ARTICLE 5.
                                   SUCCESSORS

  Section 5.01   Merger, Consolidation, or Sale of Assets...................................63
  Section 5.02   Successor Corporation Substituted..........................................64

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

  Section 6.01   Events of Default..........................................................65
  Section 6.02   Acceleration...............................................................66
  Section 6.03   Other Remedies.............................................................67
  Section 6.04   Waiver of Past Defaults....................................................67
  Section 6.05   Control by Majority........................................................67
  Section 6.06   Limitation on Suits........................................................67
  Section 6.07   Rights of Holders of Notes to Receive Payment..............................68
  Section 6.08   Collection Suit by Trustee.................................................68
  Section 6.09   Trustee May File Proofs of Claim...........................................68
  Section 6.10   Priorities.................................................................69
  Section 6.11   Undertaking for Costs......................................................69

                                   ARTICLE 7.
                                     TRUSTEE

  Section 7.01   Duties of Trustee..........................................................69
  Section 7.02   Rights of Trustee..........................................................70
  Section 7.03   Individual Rights of Trustee...............................................71
  Section 7.04   Trustee's Disclaimer.......................................................71
  Section 7.05   Notice of Defaults.........................................................71
  Section 7.06   Reports by Trustee to Holders of the Notes.................................72
  Section 7.07   Compensation and Indemnity.................................................72
  Section 7.08   Replacement of Trustee.....................................................73
  Section 7.09   Successor Trustee by Merger, etc...........................................74
  Section 7.10   Eligibility; Disqualification..............................................74
  Section 7.11   Preferential Collection of Claims Against Company..........................74

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  Section 8.01   Option to Effect Legal Defeasance or Covenant Defeasance...................74
  Section 8.02   Legal Defeasance and Discharge.............................................74
  Section 8.03   Covenant Defeasance........................................................75
  Section 8.04   Conditions to Legal or Covenant Defeasance.................................75

  Section 8.05   Deposited Money and Government Securities to be Held in Trust; Other
                   Miscellaneous Provisions.................................................76
  Section 8.06   Repayment to Company.......................................................77
  Section 8.07   Reinstatement..............................................................77

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

  Section 9.01   Without Consent of Holders of Notes........................................77
  Section 9.02   With Consent of Holders of Notes...........................................78
  Section 9.03   Compliance with Trust Indenture Act........................................80
  Section 9.04   Revocation and Effect of Consents..........................................80
  Section 9.05   Notation on or Exchange of Notes...........................................80
  Section 9.06   Trustee to Sign Amendments, etc............................................80

                                   ARTICLE 10.
                              RANKING OF NOTE LIENS

  Section 10.01  Agreement for the Benefit of Holders of Priority and Parity Liens..........81
  Section 10.02  Ranking....................................................................81
  Section 10.03  Lien Sharing with Parity Liens.............................................82
  Section 10.04  Restriction on Enforcement of Note Liens and Parity Liens..................83
  Section 10.05  Insolvency or Liquidation Proceedings......................................86
  Section 10.06  Release of Collateral or Subsidiary Guarantees upon Sale or Other
                   Disposition..............................................................89
  Section 10.07  Amendment of Second-Lien Security Documents................................91
  Section 10.08  Waiver of Certain Subrogation, Marshalling, Appraisal and Valuation
                   Rights...................................................................91
  Section 10.09  Limitation on Certain Relief and Defenses..................................93
  Section 10.10  Reinstatement..............................................................94
  Section 10.11  Amendment; Waiver..........................................................95
  Section 10.12  Enforcement................................................................96
  Section 10.13  Notes, Subsidiary Guarantees and Other Note Obligations Not Subordinated...96
  Section 10.14  Relative Rights............................................................97

                                   ARTICLE 11.
                             COLLATERAL AND SECURITY

  Section 11.01  Second-Lien Security Documents.............................................97
  Section 11.02  Collateral Agent...........................................................98
  Section 11.03  Authorization of Actions to Be Taken.......................................98
  Section 11.04  Release of Note Liens......................................................99
  Section 11.05  Filing, Recording and Opinions............................................100

                                   ARTICLE 12.
                              SUBSIDIARY GUARANTEES

  Section 12.01  Guarantee.................................................................101
  Section 12.02  Limitation on Guarantor Liability.........................................102
  Section 12.03  Execution and Delivery of Subsidiary Guarantee............................103
  Section 12.04  Guarantors May Consolidate, etc., on Certain Terms........................103
  Section 12.05  Releases..................................................................104

                                   ARTICLE 13.
                           SATISFACTION AND DISCHARGE

  Section 13.01  Satisfaction and Discharge................................................104
  Section 13.02  Application of Trust Money................................................105

                                   ARTICLE 14.
                                  MISCELLANEOUS

  Section 14.01  Trust Indenture Act Controls..............................................106
  Section 14.02  Notices...................................................................106
  Section 14.03  Communication by Holders of Notes with Other Holders of Notes.............107
  Section 14.04  Certificate and Opinion as to Conditions Precedent........................107
  Section 14.05  Statements Required in Certificate or Opinion.............................107
  Section 14.06  Rules by Trustee and Agents...............................................108
  Section 14.07  No Personal Liability of Directors, Officers, Employees and Stockholders..108
  Section 14.08  Governing Law.............................................................108
  Section 14.09  No Adverse Interpretation of Other Agreements.............................108
  Section 14.10  Successors................................................................108
  Section 14.11  Severability..............................................................108
  Section 14.12  Counterpart Originals.....................................................108
  Section 14.13  Table of Contents, Headings, etc..........................................109

                                    EXHIBITS

Exhibit A1   FORM OF NOTE
Exhibit A2   FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
Exhibit D    FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E    FORM OF NOTE GUARANTEE
Exhibit F    FORM OF SUPPLEMENTAL INDENTURE

          INDENTURE dated as of June 17, 2002 between H&E Equipment Services L.L.C., a Louisiana limited liability company ("H&E LLC"), H&E Finance Corp., a Delaware corporation ("H&E FINANCE" and together with H&E LLC, the "COMPANY"), the Guarantors (as defined) and The Bank of New York, a New York banking corporation as trustee (the "TRUSTEE").

          The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 11 1/8% Senior Secured Notes due 2012 (the "NOTES"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01   DEFINITIONS.

          "144A GLOBAL NOTE" means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

          "ACQUIRED DEBT" means, with respect to any specified Person:

               (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

               (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "ADDITIONAL NOTES" means an unlimited amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and
4.09 hereof, as part of the same class as the Initial Notes.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

          "AFFILIATE AGREEMENTS" means the Contribution Agreement, the Securityholders Agreement, the Registration Rights Agreement and the Operating Agreement, each as described in "Certain Relationships and Related Transactions" in the Offering Circular.

          "AGENT" means any Registrar, co-registrar, Paying Agent or additional paying agent.

          "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

          "ASSET SALE" means:

               (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory and equipment in the ordinary course of business; PROVIDED that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of this Indenture described above under the Section 4.15 and/or the provisions described above under Section 5.01 and not by the provisions of Section 4.10; and

               (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale by the Company or any of its Restricted Subsidiaries of Equity Interests in any of its Subsidiaries.

          Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

               (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

               (2) a transfer of assets between or among the Company and its Restricted Subsidiaries,

               (3) an issuance of Equity Interests by a Subsidiary to the Company or to another Restricted Subsidiary;

               (4) the sale or lease of equipment, inventory, or accounts receivable in the ordinary course of business;

               (5) the sale or other disposition of cash or Cash Equivalents;

               (6) a Restricted Payment or Permitted Investment that is permitted by Section 4.07;

               (7) any exchange of property pursuant to Section 1031 on the Internal Revenue Code of 1986, as amended, for use in a Permitted Business; and

               (8) the licensing of intellectual property.

          "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

          "BOARD OF DIRECTORS" means:

               (1) with respect to a corporation, the board of directors of the corporation;

               (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

               (3) with respect to any other Person, the board or committee of such Person serving a similar function.

          "BORROWING BASE" means, as of any date, an amount equal to:

               (1) 75% of the face amount of all accounts receivable owned by the Company and its Restricted Subsidiaries as of such date; PLUS

               (2) 50% of the book value of all inventory owned by the Company and its Restricted Subsidiaries as of such date; PLUS

               (3) 80% of the book value of the rental equipment owned by the Company and its Restricted Subsidiaries as of such date; MINUS

               (4) 100% of the book value of all inventory and rental equipment owned by the Company and its Restricted Subsidiaries as of such date, that were subject to a Lien immediately prior to the use of proceeds referred to below, securing Indebtedness, other than a Priority Lien, Note Lien or Parity Lien; MINUS

               (5) $125 million.

all calculated on a consolidated basis and in accordance with GAAP and after giving effect to any incurrence of Indebtedness on such date and the use of proceeds therefrom.

          In the event that information with respect to any element of the Borrowing Base is not available as of any date then the most recently available information will be utilized.

          "BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

          "BRS" means Bruckmann, Rosser, Sherrill & Co., Inc.

          "BUSINESS DAY" means any day other than a Legal Holiday.

          "CAPITAL LEASE OBLIGATION" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

               "CAPITAL STOCK" means:

               (1) in the case of a corporation, corporate stock;

               (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

               (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited or common or preferred); and

               (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "CASH EQUIVALENTS" means:

               (1) United States dollars;

               (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (PROVIDED that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

               (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

               (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

               (5) commercial paper having a rating of "P-2" (or higher) from Moody's Investors Service, Inc. or "A-3" (or higher) from Standard & Poor's Rating Services and in each case maturing within one year after the date of acquisition; and

               (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

          "CLEARSTREAM" means Clearstream Banking, S.A.

          "CHANGE OF CONTROL" means the occurrence of any of the following:

               (1) the transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange
          Act) other than a Principal or a Related Party of a Principal;

               (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

               (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties or a Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

               (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

          "COLLATERAL" means property in which the Company or any other Obligor now or hereafter has rights or the power to transfer a security interest that is subject to a Note Lien.

          "COLLATERAL AGENT" means the Trustee in its capacity as the holder of Liens granted to it pursuant to the Second-Lien Security Documents and any successor in such capacity and, after transfer of the Note Liens to the Joint Collateral Agent pursuant to Section 10.03, the Joint Collateral Agent.

          "COMPANY" means the issuers, and any and all successors thereto.

          "CONSOLIDATED CASH FLOW" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period PLUS:

               (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; PLUS

               (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; PLUS

               (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; PLUS

               (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including impairment charges but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; PLUS

               (5) any management fee payable to BRS or an Affiliate pursuant to the Management Agreement as is in effect on the date of this Indenture or as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is no less favorable to the Holders than the contract or agreement as in effect on the date of this Indenture; PLUS

               (6) any non-recurring expenses and charges of the Company or any of its Restricted Subsidiaries; MINUS

               (7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

          in each case, on a consolidated basis and determined in accordance with GAAP.

          "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:

               (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

               (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

               (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

               (4) the cumulative effect of a change in accounting principles will be excluded; and

               (5) the Net Income (but not loss) of any Unrestricted Subsidiary will be included only to the extent distributed to the specified Person or one of its Restricted Subsidiaries.

          "CONSOLIDATED TANGIBLE ASSETS" means, with respect to the Company as of any date, the aggregate of the Tangible Assets of the Company and its Restricted Subsidiaries as of such date, on a consolidated basis, determined in accordance with GAAP. In the event that information relating to Consolidated Tangible Assets is not available as of any date, then the most recently available information will be utilized.

          "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who:

               (1) was a member of such Board of Directors on the date of this Indenture;

               (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

               (3) was nominated by the Principals pursuant to a stockholders', voting or similar agreement.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" will be at the address of the Trustee specified in Section 14.02 hereof or such other address as to which the Trustee may give notice to the Company.

          "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of the date of this Indenture, by and among the Company and the other borrowers named therein and the credit parties and lenders named therein as well as General Electric Capital Corporation as Arranger and Administrative Agent, providing for up to $150.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, including increases in principal amount and extensions of term loans of other financings.

          "CREDIT AGREEMENT AGENT" means, at any time, the Person serving at such time as the "Agent" or "Administrative Agent" under (and as such term is defined in) the Credit Agreement.

          "CREDIT BID RIGHTS" means, in respect of any order relating to a sale of assets in any Insolvency or Liquidation Proceeding, that:

               (1) such order grants the Holders of Notes (individually and in any combination) the right to bid at the sale of such assets and the right to offset such Holders' claims secured by Note Liens upon such assets against the purchase price of such assets if:

                   (a) the bid of such Holders is the highest bid or otherwise determined by the Court to be the best offer at the sale; and

                   (b) the bid of such Holders includes a cash purchase price component payable at the closing of the sale in an amount that would be sufficient on the date of the closing of the sale to achieve the Discharge of Priority Lien Indebtedness and to satisfy all liens entitled to priority over the Priority Liens that attach to the proceeds of the sale, if such amount were applied on the date of the sale to the payment in cash of:

                       (i) all unpaid Priority Lien Obligations (except Unasserted Contingent Obligations);

                       (ii) all unpaid claims secured by any such liens entitled to priority over the Priority Liens; and

                       (iii) all claims and costs, including those incurred in
                             connection with the sale by the Priority Lien Agent or holders of Priority Lien Indebtedness, required by such order to be paid from the proceeds of the sale in priority over the Priority Lien Obligations, whether or not the order requires or permits such amount to be so applied; and

               (2) such order allows the claims of the Holders of Notes in such Insolvency or Liquidation Proceeding to the extent required for the grant of such rights.

          "CREDIT FACILITIES" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time; PROVIDED, that no document or facility, other than the Credit Agreement, will constitute a Credit Facility unless the Company so identifies such document or facility in an Officers' Certificate and delivers such certificate to the Trustee; PROVIDED FURTHER, that while the Credit Agreement remains in effect, the Company is entitled to so identify such document or facility only in accordance with the terms of the Credit Agreement (or deliver an Officers' Certificate to the Trustee that the Credit Agreement is no longer in effect).

          "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "DEFAULT PURCHASE OPTION" means the right (without any obligation) to purchase, at any time in the period that begins when all commitments to extend credit constituting all Priority Lien Indebtedness have terminated and all Priority Lien Indebtedness has matured (whether at the stated maturity, upon acceleration or otherwise, including by virtue of the commencement of an Insolvency or Liquidation Proceeding) and ends on the 20th Business Day after receipt by the Trustee of written notice of such maturity or termination from the Priority Lien Agent, all, but not less than all, of the principal of and interest on and all prepayment or acceleration penalties and premiums in respect of all Priority Lien Indebtedness outstanding at the time of purchase and all other Priority Lien Obligations (except Unasserted Contingent Obligations) then outstanding, together with all Liens securing such Priority Lien Indebtedness and all Guarantees and other supporting obligations relating to such Priority Lien Indebtedness:

               (1) for a purchase price equal to 100% of the principal amount and accrued interest outstanding on the Priority Lien Indebtedness on the date of purchase plus all other Priority Lien Obligations (except any prepayment or acceleration penalty or premium and any Unasserted Contingent Obligations) then unpaid;

               (2) with such purchase price payable in cash on the date of purchase against transfer to an Eligible Purchaser or its nominee or transferee (without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any Priority Lien Indebtedness or the validity, enforceability, perfection, priority or sufficiency of any Lien securing or Guarantee or other supporting obligation for any Priority Lien Indebtedness or as to any other matter whatsoever, except only the representation and warranty that the transferor is transferring free and clear of all Liens and encumbrances (other than those that will be satisfied and discharged concurrently with the closing of the purchase from the proceeds of the purchase price), and has good right to convey, whatever claims and interests it may have in respect of Priority Lien Indebtedness and any such Liens, Guarantees and supporting obligations pursuant to the Priority Lien Documents); and

               (3) with such purchase accompanied by a deposit of cash collateral under the dominion and control of the Priority Lien Agent in an amount equal to 105% of the undrawn amount of each letter of credit then outstanding as Priority Lien Indebtedness, as security for the additional obligation of the purchaser to purchase, at par plus accrued interest, the reimbursement obligation in respect of such letter of credit as and when such letter of credit is funded and to pay all Priority Lien Obligations (other than Unasserted Contingent Obligations) then outstanding relating to such letter of credit, granted by each holder of Priority Lien Indebtedness in such manner as to be exercisable and legally enforceable against such holder and its transferees and successors upon at least ten Business Days' prior written notice of exercise given to the Priority Lien Agent by (and at the sole option of) an Eligible Purchaser.

          "DISCHARGE OF PARITY LIEN INDEBTEDNESS" means termination of all commitments to extend credit or purchase debt securities that would constitute Parity Lien Indebtedness and payment in full in cash of the principal of and interest and premium (if any) on all Parity Lien Indebtedness and all other Parity Lien Obligations that are due and payable at the time the Parity Lien Indebtedness is paid in full in cash.

          "DISCHARGE OF PRIORITY LIEN INDEBTEDNESS" means termination of all commitments to extend credit that would constitute Priority Lien Indebtedness, payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Indebtedness other than undrawn letters of credit, discharge or cash collateralization (at 105% of the aggregate undrawn amount) of all letters of credit constituting Priority Lien Indebtedness, and payment in full in cash of all other Priority Lien Obligations (except Unasserted Contingent Obligations) that are unpaid at the time the Priority Lien Indebtedness is paid in full in cash.

          "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

          "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

          "ELIGIBLE PURCHASER" means any Person or Persons at any time or from time to time designated by the holders of at least 25% in outstanding principal amount of the Notes and Parity Lien Indebtedness (if any), voting as a single class, as entitled to exercise all Default Purchase Options as to Priority Lien Indebtedness then outstanding.

          "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "EXCLUDED ASSETS" means:

               (1) leasehold interests in real estate;

               (2) any fee interest in real estate that, in the good faith judgment of the Company, has a fair market value of less than $5.0 million;

               (3) deposit accounts, as defined in Article 9 of the New York Uniform Commercial Code (except that the exclusion of deposit accounts from the Collateral will not affect, limit or impair any security interest of the Collateral Agent upon any proceeds of Collateral at any time on deposit in any deposit account);

               (4) inventory held for sale or lease (including rental equipment) that is (i) subject to a perfected purchase money security interest (as defined in Article 9 of the New York Uniform Commercial Code) constituting a Permitted Lien of the type described in clause (8) or clause (9) of the definition of "Permitted Liens" and (ii) not subject to any Priority Lien, and (to the extent the holder of any such purchase-money security interest has a security interest therein that is entitled as a matter of law, by reason of its purchase-money priority, to priority over a conflicting security interest) the identifiable proceeds of any such inventory, except that if at any time, any Priority Lien attaches to any such inventory or proceeds under any circumstances, then concurrently and automatically, without need for any additional grant of a security interest therein, such inventory or proceeds shall cease to be an Excluded Asset and shall become and remain part of the Collateral and subject in all respect to all Note Liens and Parity Liens granted as to inventory in the Second-Lien Security Documents; and

               (5) personal property that is excluded from the coverage of
          Article 9 of the New York Uniform Commercial Code or in respect of which a security interest created thereunder may not be perfected by the filing of a financing statement and that has, in the good faith judgment of the Company, an aggregate fair market value, for all such personal property, of less than $3.0 million.

          "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCHANGE NOTES" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

          "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

          "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

          "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

          "FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:

               (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations but excluding the amortization of debt issuance costs; PLUS

               (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period (other than debt issuance costs); PLUS

               (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; PLUS

               (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, excluding dividends on Equity Interests payable or accruing solely in Equity Interests of the Company that are not Disqualified Stock, or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

          In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

               (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

               (2) the Consolidated Cash flow attributable to discontinued operations, as determined in accordance with GAAP and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

               (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture, PROVIDED that charges for impairments to goodwill will be disregarded for all purposes under this Indenture.

          "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

          "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

          "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

          "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness

          "GUARANTORS" means each of:

               (1) GNE Investments, Inc.;

               (2) Great Northern Equipment, Inc.; and

               (3) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture;

               and their respective successors and assigns.

          "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

               (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

               (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency rates or commodity prices.

          "HOLDER" means a Person in whose name a Note is registered.

          "HOLDINGS" means H&E Holdings L.L.C.

          "IAI GLOBAL NOTE" means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

          "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

               (1) in respect of borrowed money;

               (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

               (3) in respect of banker's acceptances;

               (4) representing Capital Lease Obligations;

               (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense, trade payable or representing secured floor plan financing; or

               (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person; PROVIDED that Indebtedness shall not include the pledge of the Capital Stock of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary.

          The amount of any Indebtedness outstanding as of any date will be:

               (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

               (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time.

          "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "INITIAL NOTES" means the first $200 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

          "INITIAL PURCHASERS" means Credit Suisse First Boston Corporation, Banc of America Securities LLC and Fleet Securities, Inc.

          "INSOLVENCY OR LIQUIDATION PROCEEDING" means:

               (1) any case commenced by or against the Company or any other Obligor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Obligor, any receivership or assignment for the benefit of creditors relating to the Company or any other Obligor or any similar case or proceeding relative to the Company or any other Obligor or its creditors, as such, in each case whether or not voluntary;

               (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

               (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Obligor are determined and any payment or distribution is or may be made on account of such claims.

          "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

          "INTANGIBLE ASSETS" means goodwill, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expenses and any other assets properly classified as intangible assets in accordance with GAAP.

          "INTERCREDITOR AGREEMENT" means any agreement at any time entered into by the Collateral Agent:

               (1) with any Priority Lien Agent, to confirm, elaborate, perform, implement or give further assurance for any of obligations of the Holders of notes, the Trustee and the Collateral Agent under Article 10 hereof in any respect that is not materially inconsistent with the provisions, intents and purposes of Article 10 hereof; or

               (2) with the holder of any other Lien upon any Collateral, on terms not materially inconsistent with the terms of any comparable agreement entered into with such holder by the Priority Lien Agent in respect of Priority Liens upon such Collateral or on any other terms approved by the Trustee (as to which the Trustee is entitled to rely exclusively on a certificate from an Officer of the Company):

                   (a) to confirm the priority of such Lien, as against the Note
                       Liens and any Parity Liens, as to such Collateral;

                   (b) to subordinate such Lien to the Note Liens and any Parity
                       Liens or any other Lien;

                   (c) to confirm the release of any Collateral from such Lien;

                   (d) to confirm consent by the holder of such Lien to the
                       attachment of the Note Liens and any Parity Liens to such Collateral;

                   (e) to permit the Priority Lien Agent to exercise all powers granted by the holder of such Lien under such agreement and to waive or change any of the rights or benefits granted by such holder thereunder, so long as the waiver or change applies with like effect to the Note Liens and Parity Liens as to the Priority Liens; or

                   (f) to grant, confirm or alter any other rights or
                       obligations of the holder of such Lien or the Collateral Agent, as holders of Liens, in respect of such Collateral, all as the Trustee may determine not to be materially inconsistent with the provisions, intents and purposes of "--Security--Ranking of Note Liens" or to be favorable to the holders of Note Liens or Note Obligations (which determination may be made solely and conclusively by the Trustee (as to which the Trustee is entitled to rely exclusively on a certificate from an Officer of the Company) and shall be conclusively proven by the execution and delivery of such agreement by the Collateral Agent upon the direction of the Trustee).

          "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of
Section 4.07. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07.

          "JOINT COLLATERAL AGENT" means a bank or trust company that:

               (1) is authorized to exercise corporate trust powers;

               (2) is reasonably satisfactory to the Trustee; and

               (3) has been appointed by the Company and has agreed, pursuant to a Joint Collateral Agent Undertaking, to act as collateral agent for the equal and ratable benefit of all present and future holders of Notes and Parity Lien Indebtedness, whenever incurred, and also for the benefit of the present and future holders of all other Note Obligations and Parity Lien Obligations, in its capacity as such collateral agent, and any successor in such capacity.

          "JOINT COLLATERAL AGENT UNDERTAKING" means a declaration of trust for a collateral trust, a collateral trust agreement or a collateral agency agreement executed and delivered by the Company and the Joint Collateral Agent on customary terms reasonably satisfactory to the Trustee.

          "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

          "MANAGEMENT AGREEMENT" means the agreement the Company entered into in connection with the ICM Equipment Company L.L.C. recapitalization and the Head & Engquist Equipment, L.L.C. recapitalizations with each of BRS and Bruckmann, Rosser, Sherrill & Co., L.L.C. ("BRS LLC"), whereby BRS and BRS LLC agreed to provide certain advisory and consulting services to the Company.

          "NET INCOME" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

               (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:
          (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

               (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

          "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "NON-RECOURSE DEBT" means Indebtedness:

               (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) (other than the stock of an Unrestricted Subsidiary pledged to secure Indebtedness of such Unrestricted Subsidiary), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

               (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

               (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than the stock of an Unrestricted Subsidiary pledged to secure Indebtedness of such Unrestricted Subsidiary).

          "NON-U.S. PERSON" means a Person who is not a U.S. Person.

          "NOTES" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

          "NOTE DOCUMENTS" means this Indenture, the Notes, the Subsidiary Guarantees and the Second-Lien Security Documents.

          "NOTE LIEN" means, to the extent securing Note Obligations, a Lien granted by a Second-Lien Security Document as security for Note Obligations or, if held by the Joint Collateral Agent, as security for Note Obligations and Parity Lien Obligations.

          "NOTE LIEN ASSIGNMENT" means an instrument reasonably satisfactory to the Trustee assigning to the Joint Collateral Agent, without recourse and without any representation, warranty or liability whatsoever, the Note Liens and all rights, interests, powers and benefits of the Collateral Agent under the Second-Lien Security Documents.

          "NOTE OBLIGATIONS" means the Notes, the Subsidiary Guarantees and all other Obligations in respect of the Note Documents.

          "OBLIGATIONS" means any principal, interest, penalties, fees, taxes, costs, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, securing or relating to any Indebtedness, whether or not a claim in respect thereof has been asserted.

          "OBLIGOR" means a Person obligated as an issuer or guarantor of the Notes.

          "OFFERING CIRCULAR" means the offering circular dated June 3, 2002 relating to the Notes.

          "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

          "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, or the principal accounting officer of the Company, that meets the requirements of Section 14.05 hereof.

          "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
14.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

          "PARITY LIEN" means, to the extent securing Parity Lien Obligations, a Lien granted by a Second-Lien Security Document and held by the Joint Collateral Agent as security for Note Obligations and Parity Lien Obligations.

          "PARITY LIEN INDEBTEDNESS" means the principal of and interest and premium (if any) on Indebtedness of the Company permitted to be incurred by
Section 4.09 that:

               (1) is guaranteed by each Restricted Subsidiary of the Company which, on the date of incurrence of such Indebtedness, is obligated under the Subsidiary Guarantees;

               (2) is subject to an indenture or agreement which provides, upon terms substantially comparable to those provisions of this Indenture described above under Article 10, that the Notes and Subsidiary Guarantees are equally and ratably secured by all Liens at any time granted by the Company or any of its Restricted Subsidiaries as security for such Indebtedness; and

               (3) is designated by the Company, in an Officers' Certificate delivered to the Trustee on or before such date, as Parity Lien Indebtedness for the purposes of this Indenture.

          "PARITY LIEN OBLIGATIONS" means Parity Lien Indebtedness and all other Obligations in respect thereof.

          "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

          "PERMITTED BUSINESS" means the equipment sale, rental and leasing business, the fleet management business and any business that is complementary, incidental, ancillary or related thereto.

          "PERMITTED GROUP" means any group of investors that is deemed to be a "person" (as that term is used in Section 13(d)(3) of the Exchange Act) at any time prior to the Company's initial public offering of common stock, by virtue of the Securityholders Agreement, as the same may be amended, modified or supplemented from time to time, PROVIDED that no single Person (other than the Principals and their Related Parties) Beneficially Owns (together with its Affiliates) more of the Voting Stock of the Company that is Beneficially Owned by such group of investors than is then collectively Beneficially Owned by the Principals and their Related Parties in the aggregate.

          "PERMITTED INVESTMENTS" means:

               (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

               (2) any Investment in Cash Equivalents;

               (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                       (a) such Person becomes a Restricted Subsidiary of the
               Company; or

                       (b) such Person is merged, consolidated or amalgamated
               with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

               (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

               (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

               (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

               (7) Hedging Obligations; and

               (8) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) since the date of this Indenture not to exceed $10.0 million at any one time outstanding.

          "PERMITTED LIENS" means:

               (1) Note Liens;

               (2) Priority Liens and Parity Liens;

               (3) Liens on assets of the Company or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were incurred pursuant to clauses (1) or (12) of the definition of Permitted Debt;

               (4) Liens in favor of the Company or the Guarantors;

               (5) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; PROVIDED that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

               (6) Liens on property existing at the time of acquisition of the property by the Company or any Subsidiary of the Company, PROVIDED that such Liens were not incurred in contemplation of such acquisition;

               (7) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

               (8) purchase money security interests (as defined in Article 9 of the New York Uniform Commercial Code) to secure Indebtedness permitted by clause (4) of the second paragraph of Section 4.09 covering only inventory held for sale or lease (including rental equipment) purchased as described therein and the proceeds thereof;

               (9) Liens existing on the date of this Indenture and securing Indebtedness outstanding on the date of this Indenture;

               (10) Liens to secure Permitted Refinancing Indebtedness incurred to refinance Existing Debt or Permitted Refinancing Indebtedness which is secured by Liens permitted by this clause (10); PROVIDED, that such Liens do not extend to any categories of assets other than the categories of assets securing Existing Debt as of the date of this Indenture;

               (11) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

               (12) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

               (13) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices;

               (14) any interest or title of a lessor under any Capital Lease Obligation;

               (15) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

               (16) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

               (17) Liens securing Hedging Obligations;

               (18) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

               (19) Liens arising from filing Uniform Commercial Code financing statements regarding leases; and

               (20) Liens incurred in the ordinary course of business of the Company, or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding.

               "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that:

               (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

               (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

               (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

               (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

          "PREFERRED STOCK" means Capital Stock with a preference upon liquidation or on dividends.

          "PRINCIPALS" means Bruckmann, Rosser, Sherrill & Co., L.P., a Delaware limited partnership, BRS Partners, LP and BRSE LLC.

          "PRIORITY LIEN" means, to the extent securing Priority Lien Obligations, a Lien granted to any holder, or representative of holders, of Priority Lien Obligations as security for Priority Lien Obligations.

          "PRIORITY LIEN AGENT" means the Credit Agreement Agent or, after the Credit Agreement and all commitments to extend credit thereunder have been terminated, all letters of credit (if any) issued under the Credit Agreement have been discharged or cash collateralized (at 105% of the aggregate undrawn amount), and all Priority Lien Obligations (except Unasserted Contingent Obligations) outstanding under the Credit Agreement have been paid in full in cash, a single representative of all holders of Priority Liens most recently designated by the Company in an Officers' Certificate delivered to the Trustee and Collateral Agent or the successor of such representative in its capacity as such.

          "PRIORITY LIEN DOCUMENTS" means the Credit Agreement, the Priority Lien Security Documents and all other agreements governing, securing or relating to any Priority Lien Obligations.

          "PRIORITY LIEN INDEBTEDNESS" means, so long as the agreements governing or securing such Indebtedness grant a Default Purchase Option:

               (1) the principal of and interest on Indebtedness under the Credit Agreement which, when advanced (or, in the case of any reimbursement obligation for a letter of credit issued under the Credit Agreement, when such letter of credit was issued), either (a) was permitted to be incurred by clause (1) or clause (12) of the definition of "Permitted Debt" or (b) was advanced (or, in the case of any such reimbursement obligation, relates to a letter of credit that was issued) upon delivery to the Credit Agreement Agent of a written document executed by an officer of the Company to the effect that such Indebtedness was permitted to be incurred by clause (1) or clause (12) of the definition of "Permitted Debt;"

               (2) Hedging Obligations permitted to be incurred by clause (7) of the definition of "Permitted Debt" that, pursuant to the Credit Agreement, are equally and ratably secured by any and all Liens securing Indebtedness outstanding under the Credit Agreement; and

               (3) the principal of and interest on Indebtedness under any Credit Facility other than the Credit Agreement to the extent such Indebtedness was permitted to he incurred by clause (1) or clause (12) of the definition of "Permitted Debt," but only if on or before the day on which such

          Indebtedness was incurred by the Company or any of its Restricted Subsidiaries such Indebtedness is designated by the Company, in an Officers' Certificate delivered to the Trustee on or before such date, as Priority Lien Indebtedness for the purposes of this Indenture.

          "PRIORITY LIEN OBLIGATIONS" means Priority Lien Indebtedness and all other Obligations in respect thereof or arising under the Priority Lien Security Documents.

          "PRIORITY LIEN SECURITY DOCUMENTS" means one or more security agreements, pledge agreements, collateral assignment, mortgages, deed of trust or other grants or transfers for security executed and delivered by the Company or any other Obligor creating a Lien upon property owned or to be acquired by the Company or such other Obligor in favor of any holder or holders of Priority Lien Indebtedness or any trustee, agent or representative acting for any such holders, as security for any Priority Lien Obligations.

          "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of June 17, 2002, among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

          "REGULATION S" means Regulation S promulgated under the Securities
Act.

          "REGULATION S GLOBAL NOTE" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

          "REGULATION S PERMANENT GLOBAL NOTE" means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

          "REGULATION S TEMPORARY GLOBAL NOTE" means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

          "RELATED PARTY" means:

               (1) any controlling stockholder, a majority owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

               (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

          "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

          "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

          "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

          "RESTRICTED PERIOD" means the 40-day distribution compliance period as defined in Regulation S.

          "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "RULE 144" means Rule 144 promulgated under the Securities Act.

          "RULE 144A" means Rule 144A promulgated under the Securities Act.

          "RULE 903" means Rule 903 promulgated under the Securities Act.

          "RULE 904" means Rule 904 promulgated the Securities Act.

          "SEC" means the Securities and Exchange Commission.

          "SECOND-LIEN SECURITY DOCUMENTS" means one or more security agreements, pledge agreements, collateral assignments, mortgages, deed of trust or other grants or transfers for security executed and delivered by the Company or any other Obligor creating a Lien upon property owned or to be acquired by the Company or such other Obligor in favor of the Collateral Agent for the benefit of the holders of Note Obligations or, if held by the Joint Collateral Agent, for the equal and ratable benefit of all present and future holders of Notes and Parity Lien Indebtedness, whenever incurred, and also for the benefit of the present and future holders of all other Note Obligations and Parity Lien Obligations.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SENIOR SUBORDINATED NOTES" means the Company's senior subordinated notes due 2013 to be issued concurrently with the closing of the offering of the Notes.

          "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

          "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "SUBSIDIARY" means, with respect to any specified Person:

               (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

               (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

          "SUBSIDIARY GUARANTEE" means the Guarantee by each Guarantor of the Company's payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

          "TANGIBLE ASSETS" means all assets of the Company and its Restricted Subsidiaries, excluding all Intangible Assets.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03..

          "TRUSTEE" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "UNASSERTED CONTINGENT OBLIGATIONS" means, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (i) the principal of and interest or premiums (if any) on, and fees relating to, Indebtedness and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under letters of credit) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

          "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

          "UNRESTRICTED GLOBAL NOTE" means a permanent global Note substantially in the form of Exhibit A1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

          "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company (and any Subsidiary of such Subsidiary) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution (if that designation would not cause a Default), but only to the extent that such Subsidiary:

               (1) has no Indebtedness other than Non-Recourse Debt;

               (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

               (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation
          (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

               (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries (other than through the pledge of Equity Interests in such Subsidiary); and

               (5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

          Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation (including without limitation under Section 4.17).

          "U.S. PERSON" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

          "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

               (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

               (2) the then outstanding principal amount of such Indebtedness.

          "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02   OTHER DEFINITIONS.

                                                          Defined
                                                            in
        Term                                              Section
        ----                                              -------
        "AFFILIATE TRANSACTION".......................     4.11
        "ASSET SALE OFFER"............................     3.09
        "AUTHENTICATION ORDER"........................     2.02
        "CHANGE OF CONTROL OFFER".....................     4.15
        "CHANGE OF CONTROL PAYMENT"...................     4.15
        "CHANGE OF CONTROL PAYMENT DATE"..............     4.15
        "COVENANT DEFEASANCE".........................     8.03
        "DTC".........................................     2.03
        "EVENT OF DEFAULT"............................     6.01
        "EXCESS PROCEEDS".............................     4.10
        "INCUR".......................................     4.09
        "LEGAL DEFEASANCE"............................     8.02
        "OFFER AMOUNT"................................     3.09
        "OFFER PERIOD"................................     3.09
        "PAYING AGENT"................................     2.03
        "PERMITTED DEBT"..............................     4.09
        "PURCHASE DATE"...............................     3.09
        "REGISTRAR"...................................     2.03
        "RESTRICTED PAYMENTS".........................     4.07

Section 1.03   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Notes;

          "INDENTURE SECURITY HOLDER" means a Holder of a Note;

          "INDENTURE TO BE QUALIFIED" means this Indenture;

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

          "OBLIGOR" on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04   RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

               (1) a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3) "or" is not exclusive;

               (4) words in the singular include the plural, and in the plural include the singular;

               (5) "will" shall be interpreted to express a command;

               (6) provisions apply to successive events and transactions; and

               (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01   FORM AND DATING.

          (a) GENERAL. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A1 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b) GLOBAL NOTES. Notes issued in global form will be substantially in the form of Exhibits A1 or A2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          (c) TEMPORARY GLOBAL NOTES. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream Bank, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

               (1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

               (2) an Officers' Certificate from the Company.

          Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

               (3) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02   EXECUTION AND AUTHENTICATION.

          Two Officers must sign the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

          A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee will, upon receipt of a written order of the Company signed by two Officers (an "AUTHENTICATION ORDER"), authenticate Notes for original issue up to the aggregate principal amount stated in the Notes. There may be an unlimited aggregate principal amount of Notes outstanding at any time.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03   REGISTRAR AND PAYING AGENT.

          The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04   PAYING AGENT TO HOLD MONEY IN TRUST.

          The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05   HOLDER LISTS.

          The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least 15 days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06   TRANSFER AND EXCHANGE.

          (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

               (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

               (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; PROVIDED that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

          Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

          (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

               (1) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

               (2) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

                       (A) both:

                             (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                             (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                       (B) both:

                             (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                             (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

               (3) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                       (A) if the transferee will take delivery in the form of a
               beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                       (B) if the transferee will take delivery in the form of a
               beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                       (C) if the transferee will take delivery in the form of a
               beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

               (4) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

                       (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                       (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                       (C) such transfer is effected by a Broker-Dealer pursuant
               to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                       (D) the Registrar receives the following:

                             (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                             (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES.

               (1) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                       (A) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                       (B) if such beneficial interest is being transferred to a
               QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
               (1) thereof;

                       (C) if such beneficial interest is being transferred to a
               Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                       (D) if such beneficial interest is being transferred
               pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                       (E) if such beneficial interest is being transferred to
               an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                       (F) if such beneficial interest is being transferred to
               the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                       (G) if such beneficial interest is being transferred
               pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                       (2) BENEFICIAL INTERESTS IN REGULATION S TEMPORARY GLOBAL
               NOTE TO DEFINITIVE NOTES. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

               (2) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                       (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
               (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                       (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                       (C) such transfer is effected by a Broker-Dealer pursuant
               to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                       (D) the Registrar receives the following:

                             (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                             (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (3) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
          Note issued in exchange for a beneficial interest pursuant to this
          Section 2.06(c)(3) will not bear the Private Placement Legend.

          (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL
INTERESTS.

               (1) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                       (A) if the Holder of such Restricted Definitive Note
               proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
               (2)(b) thereof;

                       (B) if such Restricted Definitive Note is being
               transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                       (C) if such Restricted Definitive Note is being
               transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                       (D) if such Restricted Definitive Note is being
               transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                       (E) if such Restricted Definitive Note is being
               transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                       (F) if such Restricted Definitive Note is being
               transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                       (G) if such Restricted Definitive Note is being
               transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the

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               case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

               (2) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                       (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                       (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                       (C) such transfer is effected by a Broker-Dealer pursuant
               to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                       (D) the Registrar receives the following:

                             (i)   if the Holder of such Definitive Notes
                       proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                             (ii)  if the Holder of such Definitive Notes
                       proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

               (3) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

               If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B),
          (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

               (1) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                       (A) if the transfer will be made pursuant to Rule 144A
               under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                       (B) if the transfer will be made pursuant to Rule 903 or
               Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
               (2) thereof; and

                       (C) if the transfer will be made pursuant to any other
               exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

               (2) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                       (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                       (B) any such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                       (C) any such transfer is effected by a Broker-Dealer
               pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                       (D) the Registrar receives the following:

                             (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                             (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (3) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

               (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered into the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company; and

               (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.

          Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

          (g) LEGENDS. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (1) Private Placement Legend.

                       (A) Except as permitted by subparagraph (B) below, each
               Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                       (B) Notwithstanding the foregoing, any Global Note or
               Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3),
               (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section
               2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

               (2) GLOBAL NOTE LEGEND. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

               (3) REGULATION S TEMPORARY GLOBAL NOTE LEGEND. The Regulation S Temporary Global Note will bear a legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

          (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

               (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's request.

               (2) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

               (3) The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (5) The Company will not be required:

                       (A) to issue, to register the transfer of or to exchange
               any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                       (B) to register the transfer of or to exchange any Note
               selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                       (C) to register the transfer of or to exchange a Note
               between a record date and the next succeeding interest payment date.

               (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

               (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

               (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section
          2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

               (9) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07   REPLACEMENT NOTES.

          If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08   OUTSTANDING NOTES.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

          If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09   TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10   TEMPORARY NOTES.

          Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

          Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11   CANCELLATION.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12   DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13   CUSIP NUMBERS.

          The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01   NOTICES TO TRUSTEE.

          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

               (1) the clause of this Indenture pursuant to which the redemption shall occur;

               (2) the redemption date;

               (3) the principal amount of Notes to be redeemed; and

               (4) the redemption price.

Section 3.02   SELECTION OF NOTES TO BE REDEEMED OR PURCHASED.

          If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

               (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

               (2) if the Notes are not listed on any national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate.

          In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

          The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03   NOTICE OF REDEMPTION.

          Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 13 of this Indenture.

          The notice will identify the Notes to be redeemed (including CUSIP numbers) and will state:

               (1) the redemption date;

               (2) the redemption price;

               (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

               (4) the name and address of the Paying Agent;

               (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

               (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

               (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04   EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

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Section 3.05   DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

          One Business Day prior to the redemption or purchase price date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed or purchased.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06   NOTES REDEEMED OR PURCHASED IN PART.

          Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07   OPTIONAL REDEMPTION.

          (a) At any time prior to June 15, 2005, the Company may on one or more occasions redeem an aggregate of up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 111.125% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of an offering of Equity Interests (other than Disqualified Stock) of the Company or Holdings (so long as such net cash proceeds are contributed to the Company from Holdings as common equity); PROVIDED that:

               (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

               (2) the redemption occurs within 60 days of the date of the closing of such offering.

          (b) Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Company's option prior to June 15, 2007.

          (c) After June 15, 2007, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

          Year                                           Percentage
          ----                                           ----------
          2007.........................................     105.563%
          2008.........................................     103.708%
          2009.........................................     101.854%
          2010 and thereafter..........................     100.000%

          Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08   MANDATORY REDEMPTION.

          The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09   OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

          In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "ASSET SALE OFFER"), it will follow the procedures specified below.

          The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales and assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than three Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company will apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other PARI PASSU Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

               (1) that the Asset Sale Offer is being made pursuant to this
          Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

               (2) the Offer Amount, the purchase price and the Purchase Date;

               (3) that any Note not tendered or accepted for payment will continue to accrue interest;

               (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

               (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

               (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

               (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

               (8) that, if the aggregate principal amount of Notes and other PARI PASSU Indebtedness surrendered by Holders exceeds the Offer Amount, the Company will select the Notes and other PARI PASSU Indebtedness to be purchased on a PRO RATA basis based on the principal amount of Notes and such other PARI PASSU Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

               (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01   PAYMENT OF NOTES.

          The Company will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m.

Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

          The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02   MAINTENANCE OF OFFICE OR AGENCY.

          The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof.

Section 4.03   REPORTS.

          Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

               (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

               (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

          If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

          In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.04   COMPLIANCE CERTIFICATE.

          (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Company shall use its best efforts to ensure that the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05   TAXES.

          The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06   STAY, EXTENSION AND USURY LAWS.

          The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07   RESTRICTED PAYMENTS.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

               (1) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);

               (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

               (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

               (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

               (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

               (2) the Company would, at the time of such Restricted Payment after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and

               (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (2) through (10) inclusive, of the next succeeding paragraph), is less than the sum, without duplication, of:

                       (a) 50% of the Consolidated Net Income of the Company for
               the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS

                       (b) 100% of the aggregate net cash proceeds received by
               the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock and other than Equity Interests sold to members of management) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), PLUS

                       (c) to the extent that any Restricted Investment that was
               made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), PLUS

                       (d) if any Unrestricted Subsidiary (i) is redesignated as
               a Restricted Subsidiary, the fair market value of such redesignated Subsidiary (as determined in good faith by the Board of Directors) as of the date of its redesignation or (ii) pays any cash dividends or cash distributions to the Company or any of its Restricted Subsidiaries, 100% of any such cash dividends or cash distributions made after the date of this Indenture.

          The preceding provisions will not prohibit:

               (1) so long as no Default has occurred and is continuing or would be caused thereby, the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

               (2) so long as no Default has occurred and is continuing or would be caused thereby, the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Restricted Subsidiary or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

               (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

               (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; and

               (5) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of (including any disbursements to Holdings for such purpose) any Equity Interests of Holdings, the Company or any Restricted Subsidiary of the Company held by any member or former member of Holdings, the Company's (or any of its Restricted Subsidiaries') management pursuant to any equity subscription agreement, stock option agreement or similar agreement; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed (a) $1.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to clause (b)) of $2.0 million in any calendar year), PLUS (b) the aggregate cash proceeds received by the Company and its Restricted Subsidiaries from any issuance or reissuance of Equity Interests to members of management and the proceeds of any "key man" life insurance policies in any calendar year; PROVIDED, FURTHER that the cancellation of Indebtedness owing to the Company or its Restricted Subsidiaries from members of management in connection with such repurchase of Equity Interests will not be deemed to be a Restricted Payment;

               (6) distributions or payments to Holdings in amounts necessary to permit Holdings to satisfy income tax obligations of Holdings that are actually due and owing and are attributable to its ownership of the Company, PROVIDED that such amounts do not exceed the amount that would otherwise be due and owing if the Company and its Restricted Subsidiaries filed separate tax returns, PROVIDED HOWEVER, that (1) notwithstanding the foregoing, in the case of determining the amount payable by the Company to Holdings for income tax obligations, such payment shall not exceed an amount determined on the basis of assuming that the Company is the parent company of an affiliated group filing a consolidated federal income tax return and that Holdings and the Restricted Subsidiaries are members of such affiliated group and (2) any payments for income tax obligations shall either be used by Holdings to pay tax liabilities within 90 days of Holding's receipt of such payment or refunded to the Company and (b) to Holdings to pay the necessary fees and expenses to maintain its corporate existence and good standing and, so long as no Default has occurred and is continuing, other general and administrative expenses (which amounts in the aggregate shall not exceed $500,000 per year);

               (7) so long as no Default has occurred and is continuing, the declaration and payment of dividends on Disqualified Stock, that was issued in compliance with this Indenture;

               (8) repurchases of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price thereof;

               (9) purchases of fractional Equity Interests of the Company, or distributions to Holdings to permit it to purchase fractional Equity Interests of Holdings, for aggregate consideration not to exceed $100,000 since the date of this Indenture; and

               (10) so long as no Default has occurred and is continuing, other Restricted Payments in an amount not to exceed $1.0 million.

          The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $15.0 million. Not later than the date of making any Restricted Payment, the Company will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted under the terms of this Indenture and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

               (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

               (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

               (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

          However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

               (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, PROVIDED that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements or the Security Documents on the date of this Indenture;

               (2) this Indenture, the Notes, the Senior Subordinated Notes and the related Subsidiary Guarantees and the Exchange Notes and related Subsidiary Guarantees, relating to the Notes and the Senior Subordinated Notes or the Second-Lien Security Documents;

               (3) applicable law, rule, regulation or order;

               (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

               (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

               (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

               (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

               (8) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

               (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

               (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

               (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09   INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired
Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

          The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

               (1) the incurrence by the Company and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed a maximum of $150.0 million, LESS the aggregate amount of all Net Proceeds from Asset Sales applied by H&E or any of its Restricted Subsidiaries since the date of this Indenture to repay, repurchase, or redeem Senior Debt pursuant to clause (1) of the third paragraph of Section 4.10 to the extent such Net Proceeds exceed $25 million in the aggregate since the date of this Indenture, PROVIDED that if after giving effect to the incurrence of any Indebtedness pursuant to this clause (1), the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are then available would exceed 2.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), then such maximum amount shall be the greater of (x)

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          $150.0 million, LESS the aggregate amount of all Net Proceeds from
          Asset Sales applied by H&E or any of its Restricted Subsidiaries since the date of this Indenture to repay, repurchase, or redeem Senior Debt pursuant to clause (1) of the third paragraph of Section 4.10 to the extent such Net Proceeds exceed $25 million in the aggregate since the date of this Indenture or (y) the Borrowing Base;

               (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

               (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes, the Senior Subordinated Notes and the related Subsidiary Guarantees to be issued on the date of this Indenture and the Exchange Notes and the related Subsidiary Guarantees relating to the Notes and the Senior Subordinated Notes to be issued pursuant to the respective registration rights agreements;

               (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by purchase money obligations to finance the purchase of inventory held for sale or lease (including rental equipment) in the ordinary course of business not to exceed $125.0 million in aggregate principal amount at any one time outstanding;

               (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4)(a), (5), or (10) of this paragraph;

               (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that:

                       (a) if the Company or any Guarantor is the obligor on
               such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and

                       (b) (i) any subsequent issuance or transfer of Equity
               Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company; will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

               (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging interest rate risk, currency risk or commodity risk and not for speculative purposes;

               (8) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

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               (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; PROVIDED, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

               (10) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect to workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; PROVIDED, HOWEVER that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

               (11) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business; and

               (12) the incurrence by the Company or the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding under this clause (12), including all Permitted Refinancing indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
          (12), not to exceed $15.0 million.

          The Company will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; PROVIDED, HOWEVER, that no Indebtedness of the Company will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured, being secured to a lesser extent or being secured by a Lien of lower priority.

          For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. In addition, the Company may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause or to the first paragraph of this covenant provided that the Company or its Restricted Subsidiaries would be permitted to incur such item of Indebtedness (or portion thereof) pursuant to such other clause or the first paragraph of this covenant, as the case may be, at such time of reclassification.

Section 4.10   ASSET SALES.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

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               (1) the Company (or the Restricted Subsidiary, as the case may
          be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

               (2) the fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

               (3) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

                       (a) any liabilities, as shown on the Company's most
               recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                       (b) any securities, notes or other obligations received
               by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days, to the extent of the cash received in that conversion.

          The 75% limitation referred to in clause (3) above will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the subclauses
(a) and (b), is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

          Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply those Net Proceeds:

               (1) to repay secured Indebtedness, including repayment of revolving loans under the Credit Agreement without reduction of the commitment thereunder; PROVIDED, to the extent that the aggregate amount applied pursuant to this clause (1) exceeds $25.0 million since the date of this Indenture such excess will be used to repay, repurchase, or redeem secured Indebtedness and to the extent used to repay revolving borrowings, to effect a reduction of the commitments thereunder;

               (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

               (3) to make a capital expenditure or purchase construction or industrial equipment; or

               (4) to acquire other long-term assets that are used or useful in a Permitted Business,

PROVIDED, HOWEVER, that in the case of any Asset Sale involving assets having a fair market value of 5.5% or greater of the Company's Consolidated Tangible Assets as of the date of such Asset Sale, not more than one-third of the Net Proceeds from such Asset Sale may be applied to those items listed in clauses
(2), (3) and (4) above.

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          Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

          Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other PARI PASSU Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other PARI PASSU Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will he reset at zero.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

Section 4.11   TRANSACTIONS WITH AFFILIATES.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

               (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

               (2) the Company delivers to the Trustee:

                       (a) with respect to any Affiliate Transaction or series
               of related Affiliate Transactions involving aggregate consideration in excess of $3.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors (or a majority of the Board of Directors if there are no disinterested members); and

                       (b) with respect to any Affiliate Transaction or series
               of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

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          The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

               (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

               (2) transactions between or among the Company and/or its Restricted Subsidiaries;

               (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in, or controls, such Person;

               (4) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

               (5) Restricted Payments that are permitted by the provisions of this Indenture described above under Section 4.07;

               (6) customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

               (7) so long as no Default has occurred and is continuing, transactions pursuant to the Management Agreement and the other Affiliate Agreements as all are in effect on the date of this Indenture or as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is no less favorable to the Holders than the contract or agreement as in effect on the date of this Indenture; and

               (8) payments in connection with the Transactions (including the payment of fees and expenses with respect thereto), on the terms described under the caption "Certain Relationships and Related Transactions" in the Offering Circular.

          Notwithstanding anything to the contrary in this Section 4.11, the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment pursuant to the Management Agreement if any Default has occurred and is continuing or would be caused by such payment.

Section 4.12   LIENS.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien of any kind:

               (1) on any asset now owned or hereafter acquired, except Permitted Liens;

               (2) upon any property, except Excluded Assets, as security for any Priority Lien Obligation or Parity Lien Obligation, unless the Company or such Restricted Subsidiary concurrently (a) grants a Lien of such kind, upon such property, pursuant to a Second-Lien Security Document upon substantially the same terms but subject to the provisions of this Indenture described above under Article 10, to the Collateral Agent for the benefit of the holders of Note Obligations or, if the Collateral Agent is a Joint Collateral Agent, for the benefit of the holders of Note Obligations and Parity Lien Obligations and (b) causes such Lien to be duly perfected;

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               (3) securing any Priority Lien Indebtedness if such Lien is subject to an agreement that provides for contractual subordination of such Lien to any other Priority Lien that secures Priority Lien Indebtedness; or

               (4) securing any Parity Lien Indebtedness, unless this Indenture or agreement governing such Parity Lien Indebtedness provides, upon terms substantially comparable to those set forth in the provisions of this Indenture described above under Article 10, that the Notes and Subsidiary Guarantees and all Parity Lien Indebtedness outstanding or incurred from time to time are equally and ratably secured thereby.

Section 4.13   BUSINESS ACTIVITIES.

          The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14   CORPORATE EXISTENCE.

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

               (1) its corporate or limited liability company existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

               (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15   OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control, the Company will make an offer (a "CHANGE OF CONTROL OFFER") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages on the Notes repurchased, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 60 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

               (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

               (2) the purchase price and the purchase date, which shall be no later than 30 business days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE");

               (3) that any Note not tendered will continue to accrue interest;

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               (4) that, unless the Company defaults in the payment of the
          Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

               (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

               (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

               (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.15 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 or this Section 4.15 by virtue of such conflict.

          (b) On the Change of Control Payment Date, the Company will, to the extent lawful:

               (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

               (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

               (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

          The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not

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contain provisions that permit the Holders of the Notes to require that the
Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

          (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and Section 3.09 hereof and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.

Section 4.16   SALE AND LEASEBACK TRANSACTIONS.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Company or any Guarantor may enter into a sale and leaseback transaction if:

               (1) the Company or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of Section 4.09 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12;

               (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

               (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10.

Section 4.17   DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

          The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of Section
4.07 or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.18   PAYMENTS FOR CONSENT.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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Section 4.19   ADDITIONAL SUBSIDIARY GUARANTEES AND LIENS.

          The Company will be required to add additional Subsidiary Guarantees and/or Liens in the following circumstances:

               (1) If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after the date of this Indenture, then the Company will cause that newly acquired or created Domestic Restricted Subsidiary to execute a Subsidiary Guarantee pursuant to a supplemental indenture in form and substance satisfactory to the Trustee and deliver an Opinion of Counsel satisfactory to the Trustee within 10 Business Days of the date on which it was acquired or created to the effect that such supplemental indenture has been duly authorized, executed and delivered by that Domestic Subsidiary and constitutes a valid and binding agreement of that Domestic Subsidiary, enforceable in accordance with its terms (subject to customary exception);

               (2) If the Company or any of its Restricted Subsidiaries at any time grants, assumes or becomes subject to any Lien upon any of its property then owned or thereafter acquired, except an Excluded Asset, as security for any Priority Lien Obligation or Parity Lien Obligation, the Company will, or will cause such Restricted Subsidiary to, concurrently:

                       (a) execute and deliver to the Collateral Agent a
               Second-Lien Security Document upon substantially the same terms, but subject to the provisions of this Indenture described above under Article 10, granting a Lien upon such property to the Collateral Agent for the benefit of the holders of Note Obligations or, if the Collateral Agent is a Joint Collateral Agent, for the benefit of the holders of Note Obligations and Parity Lien Obligations;

                       (b) cause the Lien granted in such Second-Lien Security
               Document to be duly perfected in any manner permitted by law; and

                       (c) deliver to the Trustee an Opinion of Counsel
               reasonably satisfactory to the Trustee, confirming as to such Second-Lien Security Document the matters set forth as to the Second-Lien Security Documents and Liens thereunder in the Opinions of Counsel delivered on behalf of the Company to the initial purchasers in connection with the issuance of the Notes and, if the property subject to such Second-Lien Security Document is an interest in real estate, such local counsel opinions, title and flood insurance policies, surveys and other supporting documents as may have been delivered to the initial purchasers of the Notes or in connection with the grant of a Priority Lien or Parity Lien thereon or as the Collateral Agent may reasonably request.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01   MERGER, CONSOLIDATION, OR SALE OF ASSETS.

          The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

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               (1) either: (a) the Company is the surviving corporation; or (b)
          the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is either (i) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (ii)) is a limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia that has at least one Restricted Subsidiary that is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia which corporation becomes a co-issuer of the Notes pursuant to a supplemental indenture duly and validly executed by the Trustee;

               (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture, the registration rights agreement and the Second-Lien Security Documents pursuant to written agreements reasonably satisfactory to the Trustee;

               (3) immediately after such transaction, no Default or Event of Default exists; and

               (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09.

          The preceding clause (4) shall not prohibit (i) a merger between the Company and a Restricted Subsidiary or (ii) a merger between the Company and an Affiliate with no substantial assets or liabilities for the sole purpose of incorporating or reincorporating or organizing or reorganizing the Company in another state of the United States, or the District of Columbia.

          In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

Section 5.02   SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, HOWEVER, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

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                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01   EVENTS OF DEFAULT.

          Each of the following is an "Event of Default":

               (1) the Company defaults for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

               (2) the Company defaults in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

               (3) the Company or any of its Subsidiaries fails to comply with the provisions of Section 4.15 hereof;

               (4) the Company or any of its Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Second-Lien Security Documents for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

               (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

                       (A) is caused by a failure to pay principal of, or
               interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or

                       (B) results in the acceleration of such Indebtedness
               prior to its express maturity,

               and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

               (6) a final non-appealable judgment or final non-appealable judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries, which judgment or judgments are not paid, discharged or stayed for a period of 60 days; PROVIDED that the aggregate of all such undischarged judgments exceeds $10.0 million;

               (7) the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                       (A) commences a voluntary case,

                       (B) consents to the entry of an order for relief against
               it in an involuntary case,

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                       (C) consents to the appointment of a custodian of it or
               for all or substantially all of its property,

                       (D) makes a general assignment for the benefit of its
               creditors, or

                       (E) generally is not paying its debts as they become due;
               or

               (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                       (A) is for relief against the Company or any of its
               Restricted Subsidiaries in an involuntary case;

                       (B) appoints a custodian of the Company or any of its
               Restricted Subsidiaries or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or

                       (C) orders the liquidation of the Company or any of its
               Restricted Subsidiaries;

          and the order or decree remains unstayed and in effect for 60 consecutive days; or

               (9) any Second-Lien Security Document or any Lien purported to be granted thereby is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in this Indenture) to be fully enforceable and perfected, and such event continues for 30 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, voting as a single class;

               (10) the Company or any of its Restricted Subsidiaries, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any of its Restricted Subsidiaries set forth in or arising under any Second-Lien Security Document; or

               (11) except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

Section 6.02   ACCELERATION.

          In the case of an Event of Default specified in clause (7) or (8) of
Section 6.01 hereof, with respect to the Company all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

          Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (7) or (8) of Section 6.01 hereof occurs with respect to the Company all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events

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of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03   OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04   WAIVER OF PAST DEFAULTS.

          Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05   CONTROL BY MAJORITY.

          Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06   LIMITATION ON SUITS.

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

               (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

               (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

               (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

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               (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; PROVIDED that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08   COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09   TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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Section 6.10   PRIORITIES.

          If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

               FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

               THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11   UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01   DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default:

               (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

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          However, in the case of any such certificates or opinions by which any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

               (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

          (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02   RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

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          (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such matters as it may see fit.

          (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent custodian and other Person employed to act hereunder.

          (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03   INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04   TRUSTEE'S DISCLAIMER.

          The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05   NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as

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a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

          (a) Within 60 days after each May 15 beginning with the May 15 following the date of the first issuance of the Notes under this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA
Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

          (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

Section 7.07   COMPENSATION AND INDEMNITY.

          (a) The Company will pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          (b) The Company and the Guarantor will indemnify each of the Trustee and any predecessor Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture including taxes (other than taxes based on the income of the Trustee), including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

          (c) The obligations of the Company and the Guarantors under this
Section 7.07 will survive the satisfaction and discharge of this Indenture.

          (d) To secure the Company's payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

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          (e) When the Trustee incurs expenses or renders services after an
Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          (f) The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08   REPLACEMENT OF TRUSTEE.

          (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

          (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

               (1) the Trustee fails to comply with Section 7.10 hereof;

               (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (3) a custodian or public officer takes charge of the Trustee or its property; or

               (4) the Trustee becomes incapable of acting.

          (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition,. at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

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Section 7.09   SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10   ELIGIBILITY; DISQUALIFICATION.

          There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

          This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02   LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

               (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

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               (2) the Company's obligations with respect to such Notes under
          Article 2 and Section 4.02 hereof;

               (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith; and

               (4) this Article 8.

          Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03   COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, and 4.19 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(5) hereof will not constitute Events of Default.

Section 8.04   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

               (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

               (2) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

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                       (A) the Company has received from, or there has been
               published by, the Internal Revenue Service a ruling; or

                       (B) since the date of this Indenture, there has been a
               change in the applicable federal income tax law,

               in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

               (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

               (7) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel which opinion may be subject to customary assumptions and exclusions, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

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          The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06   REPAYMENT TO COMPANY.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, will thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07   REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantor's obligations under this Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium or Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01   WITHOUT CONSENT OF HOLDERS OF NOTES.

          Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder of a Note:

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               (1) to cure any ambiguity, defect or inconsistency;

               (2) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

               (3) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 or Article 12 hereof;

               (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

               (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

               (6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

               (7) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes;

               (8) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any release of Collateral that becomes effective as set forth in this Indenture;

               (9) to reflect any waiver or termination of any right arising under Article 10 that otherwise would be enforceable by any holder of a Parity Lien Obligation or Parity Lien, if such waiver or termination is set forth or provided in this Indenture or agreement governing or giving rise to such Parity Lien Obligation or Parity Lien, PROVIDED that no such waiver or amendment pursuant to this clause (8) shall adversely affect the rights of Holders of the Notes; or

               (10) as provided in clause (2) of Section 10.07.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02   WITH CONSENT OF HOLDERS OF NOTES.

          Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof), the Subsidiary Guarantees, the Notes and the Second-Lien Documents with the consent of the Holders of at least a majority in principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on the Notes, except a

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payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees, the Notes or the Second-Lien Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). An amendment or supplement to, or waiver of, the provision of Article 10 will become effective only as set forth in Section 10.11.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

          It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

               (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

               (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and
          4.15 hereof;

               (3) reduce the rate of or change the time for payment of interest, on any Note;

               (4) waive a Default or Event of Default in the payment of principal of, interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

               (5) make any Note payable in money other than that stated in the Notes;

               (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

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               (7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under Sections 4.10 or 4.15);

               (8) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

               (9) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture.

Section 9.03   COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04   REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05   NOTATION ON OR EXCHANGE OF NOTES.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06   TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01 hereof) will be fully protected in conclusively relying upon, in addition to the documents required by Section
14.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

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                                   ARTICLE 10.
                              RANKING OF NOTE LIENS

Section 10.01  AGREEMENT FOR THE BENEFIT OF HOLDERS OF PRIORITY AND PARITY
LIENS.

          The Trustee and the Collateral Agent agree, and each Holder of Notes by accepting a Note agrees, that:

               (1) the Note Liens (and, to the extent the Trustee, the Collateral Agent or any Holder of Notes has an interest therein, the Parity Liens) upon any and all Collateral are, to the extent and in the manner provided in this Article 10, subordinate in ranking to all present and future Priority Liens; and

               (2) the Note Liens upon any and all Collateral will be of equal ranking with all present and future Parity Liens,

and that such agreements as to the ranking of the Note Liens:

                       (A) are enforceable by the holders of Priority Liens, for
               the benefit of the holders of Priority Lien Obligations secured thereby, and enforceable by the holders of Parity Liens, for the benefit of the holders of Parity Lien Obligations secured thereby;

                       (B) will remain enforceable by the holders of Priority
               Liens until the Discharge of Priority Lien Indebtedness; and

                       (C) will remain enforceable by the holders of Parity
               Liens until the Discharge of Parity Lien Indebtedness.

Section 10.02  RANKING.

          Notwithstanding (a) anything to the contrary contained in the Note Documents or the Priority Lien Documents, (b) the time, order or method of attachment of the Note Liens, the Priority Liens or the Parity Liens, (c) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral, (d) the time of taking possession or control over any Collateral, (e) the rules for determining priority under the Uniform Commercial Code or any other law governing relative priorities of secured creditors, (f) that any Priority Lien may not have been perfected, (g) that any Priority Lien may be or have become subordinated, by equitable subordination or otherwise, to any other Lien, or (h) any other circumstance of any kind or nature whatsoever, whether similar or dissimilar to any of the foregoing:

               (1) the Note Liens and (to the extent the Trustee, the Collateral Agent or any Holder of Notes has an interest therein) the Parity Liens will in all circumstances be subordinate in ranking to all Priority Liens, whenever granted upon any present or future Collateral, but only to the extent such Priority Liens secure Priority Lien Obligations; and

               (2) the Note Liens will in all circumstances be of equal ranking with all valid, enforceable and perfected Parity Liens, whenever granted upon any present or future Collateral, but only to the extent such Parity Liens secure Parity Lien Obligations.

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Section 10.03  LIEN SHARING WITH PARITY LIENS.

          If the Company at any time delivers to the Trustee and the Collateral
          Agent:

               (1) an Officer's Certificate requesting that the Trustee direct the Collateral Agent to transfer the Note Liens to a proposed Joint Collateral Agent pursuant to a proposed Note Lien Assignment delivered to the Trustee and Collateral Agent therewith and stating that:

                       (a) the Company intends to incur, on a date stated therein, Indebtedness that will constitute Parity Lien Indebtedness;

                       (b) the Company has appointed such proposed Joint Collateral Agent pursuant to a proposed Joint Collateral Agent Undertaking executed and delivered by the Company and such proposed Joint Collateral Agent and delivered to the Trustee and Collateral Agent therewith;

                       (c) the Company will, on the date of such incurrence, grant Liens to such proposed Joint Collateral Agent, for the benefit of the holders of Note Obligations and Parity Lien Obligations and as security for all present and future Note Obligations and Parity Lien Obligations, upon all or substantially all of the Collateral that, on such date, is subject to the Note Liens, pursuant to proposed additional Second-Lien Security Documents delivered to the Trustee and Collateral Agent therewith that are substantially the same as the Second-Lien Security Documents in effect on such date, except in favor of the proposed Joint Collateral Agent for the benefit of the holders of Note Obligations and Parity Lien Obligations and as security for all present and future Note Obligations and Parity Lien Obligations;

                       (d) the Liens granted by such proposed additional Second-Lien Security Documents will not be subject or subordinate to any Lien securing Indebtedness other than Priority Liens and Liens permitted by clause (8) of the definition of "Permitted Liens"; and

                       (e) the Company and its Restricted Subsidiaries will, on such date, enter into all amendments to the Second-Lien Security Documents then in effect that are necessary to add Parity Lien Obligations to the obligations secured thereby, pursuant to amendments delivered to the Trustee and the Collateral Agent therewith, to be executed on such date by the proposed Joint Collateral Agent and the Company or the Restricted Subsidiary party to such Second-Lien Security Documents;

          and

               (2) an Opinion of Counsel confirming on customary terms confirming among other things:

                       (a) the existence, good standing, powers and authority of the proposed Joint Collateral Agent;

                       (b) the validity and enforceability of the proposed Joint Collateral Agent Undertaking, Note Lien Assignment and all additional and amended Second-Lien Security Documents delivered to the Trustee;

                       (c) the validity, enforceability and perfection of the Liens granted by such Second-Lien Security Documents; and

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                       (d) the continued perfection of the Note Liens, without
          loss of priority as against any Lien other than Parity Liens, upon giving effect to such Note Lien Assignment and any such amendment of the Second-Lien Security Documents,

then the Trustee will direct the Collateral Agent to execute and deliver, and upon such direction the Collateral Agent will be irrevocably and unconditionally authorized and directed to execute and deliver, the proposed Note Lien Assignment to such Joint Collateral Agent against delivery to the Trustee and Collateral Agent of (x) written confirmation from such Joint Collateral Agent that it accepts such Note Lien Assignment and will hold the Note Liens and all such Second-Lien Security Documents and the Liens granted thereby for the benefit of the holders of the Note Obligations and Parity Lien Obligations on the terms of such Joint Collateral Agent Undertaking and (y) a further Officers' Certificate stating that such Indebtedness has been incurred in conformity with
Section 4.09 and constitutes Parity Lien Indebtedness and that such Second-Lien Security Documents have been duly executed and delivered by the parties thereto.

Section 10.04  RESTRICTION ON ENFORCEMENT OF NOTE LIENS AND PARITY LIENS.

          (a) Subject to Section 10.04(g) and Section 10.14, the Collateral Agent will not, and will not authorize or direct any Person acting for it, the Trustee or any holder of Note Obligations or Parity Lien Obligations to exercise any right or remedy with respect to any Collateral (including any right of set-off) or take any action to enforce, collect or realize upon any Collateral, including, without limitation, any right, remedy or action to:

               (1) take possession of or control over any Collateral;

               (2) exercise any collection rights in respect of any Collateral or retain any proceeds of accounts and other obligations receivable paid to it directly by any account debtor;

               (3) exercise any right of set-off against any property subject to any Priority Lien;

               (4) foreclose upon any Collateral or take or accept any transfer of title in lieu of foreclosure upon any Collateral;

               (5) enforce any claim to the proceeds of insurance upon any Collateral;

               (6) deliver any notice, claim or demand relating to the Collateral to any Person (including any securities intermediary, depositary bank or landlord) in the possession or control of any Collateral or acting as bailee, custodian or agent for any holder of Priority Liens in respect of any Collateral;

               (7) otherwise enforce any remedy available upon default for the enforcement of any Lien upon the Collateral;

               (8) deliver any notice or commence any proceeding for any of the foregoing purposes; or

               (9) seek relief in any Insolvency or Liquidation Proceeding permitting it to do any of the foregoing,

          and the Trustee and Holders of Notes will not authorize or instruct the Collateral Agent to exercise any such right or remedy or take any such action, except that, in any event, any such right or remedy may be exercised and any such action may be taken, authorized or instructed:

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                       (A) at any time after the Discharge of Priority Lien
               Indebtedness;

                       (B) if all Priority Lien Indebtedness has been purchased
               by the Person entitled to purchase the outstanding Priority Lien Indebtedness upon exercise of the Default Purchase Option;

                       (C) as necessary to redeem any Collateral in a creditor's
               redemption permitted by law or to deliver (subject to the prior Discharge of Priority Lien Indebtedness) any notice or demand necessary to enforce any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Priority Lien Indebtedness in the event of foreclosure or other enforcement of any prior Lien (including Priority Liens), so long as the enforcement of any Priority Lien is not materially affected or delayed;

                       (D) as necessary to perfect a Lien upon any Collateral by
               any method of perfection except through possession or control; or

                       (E) subject to all the other provisions of this Article
               10, as necessary to prove (but not enforce) the Note Liens or Parity Liens or any Obligation secured thereby or as necessary to preserve or protect (but not enforce) the Note Liens or any Parity Liens in any manner that is not materially adverse to the grant, perfection, priority or enforcement of Priority Liens and does not materially affect or delay or affect any exercise or enforcement of the rights and remedies of the holders of Priority Liens.

          (b) Except for payments received free from the Priority Liens as provided in Section 10.04(g), all proceeds of Collateral received by the Trustee or the Collateral Agent at any time prior to the Discharge of Priority Lien Indebtedness (whether received prior to, during or after completion of any Insolvency or Liquidation Proceeding) will be held by the Trustee or the Collateral Agent for account of the holders of Priority Liens and remitted, upon demand of the Priority Lien Agent, to the Priority Lien Agent or a representative of the holders of Priority Lien Obligations then outstanding and secured by Priority Liens. To the extent provided by applicable law, the Note Liens and any Parity Liens will remain attached to and, subject to this Article 10, enforceable against all proceeds so held or remitted.

          (c) None of the rights and remedies otherwise available to the holders of Priority Liens in respect of the foreclosure or other enforcement of Priority Liens and none of the other rights and remedies of the holders of Priority Liens and Priority Lien Obligations under the Priority Lien Documents will be impaired, restricted or affected by this Article 10.

          (d) Until the Discharge of Priority Lien Indebtedness, the holders of Priority Liens will have the exclusive right to manage, perform and enforce the terms of the Priority Lien Documents with respect to all Collateral and to exercise and enforce all privileges and rights thereunder according to their discretion and exercise of their business judgment, including, without limitation, the exclusive right to take the actions enumerated in clauses (1) through (9) of Section 10.04(a). In connection therewith, each of the Holders of Notes, the Trustee and the Collateral Agent waives any and all rights to affect the method or challenge the appropriateness of any action by any holder of any Priority Lien and hereby consents to each holder of any Priority Lien exercising or not exercising such rights and remedies as if no Note Lien or Parity Lien existed, except only that the Holders of Notes, the Trustee and the Collateral Agent reserve all rights granted by law:

               (1) to request or receive notice of any sale of Collateral in foreclosure of any Priority Lien; or

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               (2) to redeem any Collateral or enforce any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Priority Lien Indebtedness as provided in clause (C) of Section 10.04(a).

          (e) Until the Discharge of Priority Lien Indebtedness:

               (1) the Priority Lien Agent will have the sole right to adjust settlement of all insurance claims and condemnation awards in the event of any covered loss, theft, destruction or condemnation of any Collateral and all claims under insurance constituting Collateral;

               (2) all proceeds of insurance on or constituting Collateral and all condemnation awards resulting from a taking of any Collateral will inure to the benefit of, and will be paid to, the holders of the Priority Liens; and

               (3) the Collateral Agent will co-operate, if necessary and as reasonably requested by the Priority Lien Agent, in effecting the payment of insurance proceeds to the Priority Lien Agent.

          (f) Until the Discharge of Priority Lien Indebtedness, neither the Holders of Notes nor the Trustee nor the Collateral Agent will:

               (1) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the exercise or enforcement of any right or remedy otherwise available to the holders of Priority Liens or that would limit, invalidate, avoid or set aside any Priority Lien or Priority Lien Security Document or subordinate the Priority Liens to the Note Liens or Parity Liens or grant the Priority Liens equal ranking to the Note Liens or Parity Liens;

               (2) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens made by any holder of Priority Liens in any Bankruptcy or Insolvency Proceeding;

               (3) oppose or otherwise contest any exercise by any holder of Priority Liens of the right to credit bid Priority Lien Indebtedness at any sale in foreclosure of Priority Liens; or

               (4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Liens relating to the enforcement of any Priority Lien.

          (g) Except for payments that are made from or constitute proceeds of property subject to Priority Liens and that are (1) made in breach of any provision of the Credit Agreement to purchase, redeem, prepay or pay the principal of the Notes or to fund a legal defeasance or covenant defeasance pursuant to Article 8, unless in connection with such payments the Trustee received an Officers' Certificate or Opinion of Counsel, or a certificate of the Credit Agreement Agent, that application of such payment to the principal of the Notes was permitted under the Credit Agreement or (2) received by the Trustee or the Collateral Agent or any holder of Note Obligations (A) as a result of any breach of the provisions of this Article 10 or any Intercreditor Agreement, (B) any time after the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or the grantor of a Lien on such property, or (C) at any time after the Trustee and the Collateral Agent have received written notice from the Priority Lien Agent stating that (i) any Priority Lien Indebtedness has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (ii) the holders of Priority Liens have become entitled to and desire to enforce any or all of the Priority Liens by reason of a default under Priority Lien Documents:

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               (1) no payment of money made by the Company or any of its
          Restricted Subsidiaries to the Trustee, the Collateral Agent, any Holder of Notes or any other holder of Note Obligations (including, without limitation, payments and prepayments made for application to Note Obligations and all other payments and deposits made pursuant to any provision of this Indenture or any other Note Document) will in any event be subject to the foregoing provisions of this Section 10.04 or otherwise affected by any of the provisions of this Article 10; and

               (2) all payments permitted to be received under Section 10.04(g)(1) will be received by the Trustee, the Collateral Agent, the Holders of Notes and the other holders of Note Obligation free from the Priority Liens and all other Liens thereon except the Note Liens and, as to any such payments held by a Joint Collateral Agent, the Parity Liens.

Section 10.05  INSOLVENCY OR LIQUIDATION PROCEEDINGS.

          (a) If, in any Insolvency or Liquidation Proceeding and prior to the Discharge of Priority Lien Indebtedness, the holders of all Priority Lien Indebtedness outstanding under the Credit Agreement (or such number of such holders as may have the power to bind all of them) or the holders of all outstanding Priority Lien Indebtedness (or such number of such holders as may have the power to bind all of them):

               (1) consent to any order for use of cash collateral;

               (2) consent to any order approving a debtor-in-possession financing secured by a Lien senior to or at parity with all Priority Liens upon any property of the estate in such Insolvency or Liquidation Proceeding;

               (3) consent to any order granting any priming lien, replacement lien, cash payment or other relief on account of Priority Lien Obligations as adequate protection (or its equivalent) for the interests of the holders of Priority Liens in property subject to the Priority Liens, whether such order is entered in connection with any order for use of cash collateral or debtor-in-possession financing or otherwise; or

               (4) consent to any order relating to any sale of assets of any Obligor and providing, to the extent the sale is to be free and clear of liens, that all such liens shall attach to the proceeds of the sale, and, in connection therewith, consent to and support before the Court any request for Credit Bid Rights made by the Trustee, the Collateral Agent or any Holder of Notes (except that such Holders need not admit, consent to or support any valuation of the Collateral alleged in support of the allowance of any secured claim based upon the Note Liens), then, so long as:

                       (A) the holders of such Priority Lien Indebtedness do not
               oppose or otherwise contest any request made by the holders of Note Obligations (which may be made only if, pursuant to any such order, the holders of Priority Liens or Priority Lien Obligations are, or are to be, granted a Lien upon any property) for the grant to the Collateral Agent, for the benefit of the holders of Note Obligations and any outstanding Parity Lien Obligations and as adequate protection (or its equivalent) for the Collateral Agent's interest in the Collateral under the Note Liens and any Parity Liens, of a junior lien upon such property that is co-extensive in all respects with, but subordinated (as set forth in this Article 10) in all respects to, all Priority Liens upon such property and any such lien granted to the holders of Priority Liens or Priority Lien Obligations pursuant to such order; and

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                       (B) the aggregate principal amount of Indebtedness at any
               one time permitted to be outstanding under any such debtor-in-possession financing, when added to the principal amount of Priority Lien Indebtedness then outstanding, is not permitted, under the order approving such financing, to exceed the sum of:

                             (i) the greater of (x) $200,000,000 and (y) the maximum amount then permitted by clause (1) of the definition of "Permitted Debt;"

                             (ii)  the maximum amount then permitted by clause
                       (12) of the definition of "Permitted Debt"; and

                             (iii) $50,000,000,

the Holders of Notes, the Trustee and the Collateral Agent will not oppose or otherwise contest the entry of such order, except that any such order relating to a sale of assets may be opposed or otherwise contested by them (x) as necessary to secure the grant of Credit Bid Rights or (y) based on any ground that may be asserted by a holder of unsecured claims (but not except for Credit Bid Rights on any grounds arising from or relating to any Note Lien or any secured claim or secured creditor rights based upon any Note Lien).

          (b) Except for any relief granting a junior lien as provided in
Section 10.05(a), the Holders of Notes, the Trustee and the Collateral Agent will not, at any time prior to the Discharge of Priority Lien Indebtedness, file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interests in the Collateral under the Note Liens or Parity Liens.

          (c) If, in any Liquidation or Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Priority Lien Indebtedness and on account of the Notes, then, to the extent the debt obligations distributed on account of the Priority Lien Indebtedness and on account of the Notes are secured by Liens upon the same property, the provisions of this
Article 10 will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

          (d) The Holders of Notes, the Trustee and the Collateral Agent will not assert or enforce, at any time prior to the Discharge of Priority Lien Indebtedness, any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Priority Liens for costs or expenses of preserving or disposing of any Collateral.

          (e) If, for purposes of valuation of the secured claims of the holders of Priority Lien Indebtedness in any Insolvency or Liquidation Proceeding, the holders of Priority Lien Indebtedness determine, and the Priority Lien Agent notifies the Trustee and the Collateral Agent, that the Collateral should be valued as of any particular time in the period from the date of commencement of such Insolvency or Liquidation Proceeding to the date of confirmation of any plan of reorganization or other dispositive restructuring plan therein, then the Holders of Notes, the Trustee and the Collateral Agent will not oppose or otherwise contest that the date as of which such secured claims should be valued is the date chosen by the holders of Priority Lien Indebtedness, but the Holders of Notes, the Trustee and the Collateral Agent will remain free (i) to contest without any restriction any valuation claimed or asserted by the holders of Priority Lien Indebtedness as of such date and (ii) to assert and seek relief determining that the Collateral should be valued at another date if a valuation at the other date would have the effect of placing a higher value upon the Collateral, taken as a whole.

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          (f) If, in connection with the approval by creditors of any plan of reorganization or other dispositive restructuring plan in any Insolvency or Liquidation Proceeding, either:

               (1) secured claims based upon the Notes and secured claims based upon the Priority Lien Indebtedness are classified in the same class of secured claims; or

               (2) secured claims based upon the Notes are classified in a separate class from secured claims based upon the Priority Lien Indebtedness and are treated under such plan as an impaired secured class, and such plan could not be lawfully be confirmed or approved by the court in such Insolvency or Liquidation Proceeding unless the class of secured claims based upon the Notes votes, as a class, to accept such plan, then the holders of secured claims based upon the Notes will not vote such secured claims to accept such plan if:

                       (A) the Priority Lien Agent notifies the holders of such
               secured claims (in such manner and to such Persons at such addresses as the Trustee may direct), at least 10 Business Days before ballots are due in the voting on such plan, that fewer than the holders of two-thirds in amount of secured claims based upon the Priority Lien Indebtedness will vote, as a separate class (or as if they were a separate class), to accept such plan;

                       (B) such notice is not withdrawn by the Priority Lien
               Agent by written notice to the Trustee or the Holders of Notes;
               and

                       (C) such plan is not accepted by the holders of secured
               claims based upon the Priority Lien Indebtedness voting as a separate class (or as if they were a separate class).

The Holders of Notes will not otherwise be restricted in voting any secured claims based upon the Notes and will not be in any respect restricted in voting any unsecured claims based upon the Note Obligations.

The Trustee shall provide the Priority Lien Agent with such information as may be available to the Trustee as to the names and notice addresses of the holders of secured claims based upon the Notes. The notice described in clause (A) shall be conclusively deemed sufficiently given if mailed by ordinary mail, postage prepaid, to such names and addresses. No ballot voting a secured claim based upon the Notes shall be delivered in respect of any such plan by any holder of secured claims based upon the Notes prior to the last date on which the notice described in clause (A) may be given by the Priority Lien Agent. Any ballot cast in violation of this Section 10.05(f) will be invalid.

          (g) If (i) any Priority Lien is avoided in any Insolvency or Liquidation Proceeding, (ii) by reason of such avoidance, there is a resultant reduction (a "Priority Lien Secured Claim Reduction") in the amount of the secured claims (without regard to unsecured claims) that, but for such avoidance, would have been allowed in such Insolvency or Liquidation Proceeding on account of claims based upon Priority Lien Obligations, and (iii) a distribution is made in such Insolvency or Liquidation Proceeding on account of secured claims (without regard to any unsecured claims) based upon Note Obligations, whether such distribution is made in cash, securities or otherwise, or the Collateral Agent receives any proceeds from the foreclosure or other enforcement of the Note Liens (such distribution or receipt, a "Second-Lien Recovery"), then a portion of such Second-Lien Recovery (the "Shareable Recovery") determined by multiplying:

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               (1) a percentage determined by dividing (A) the aggregate amount allowed in such Insolvency or Liquidation Proceeding on account of all unsecured claims based upon Priority Lien Obligations (after giving effect to such avoidance) by (B) the aggregate amount allowed in such Insolvency or Liquidation Proceeding on account of all unsecured claims based upon Priority Lien Obligations (after giving effect to such avoidance) and all secured and unsecured claims based upon Note Obligations

BY

               (2) the lesser of (A) the amount of such Priority Lien Secured Claim Reduction and (B) the amount of such Second-Lien Recovery,

shall be received and held by the Trustee subject to an option, exercisable solely by the Priority Lien Agent by written notice delivered to the Trustee no later than the 20th Business Day after the latest of:

                       (i) the date on which such Second-Lien Recovery is received; and

                       (ii) the date on which the amount (if any) of secured claims and unsecured claims based on the Priority Lien Obligations and the Note Obligations are allowed in such Insolvency or Liquidation Proceeding; and

                       (iii) the date on which the amount of such Priority Lien
                             Secured Claim Reduction is determined,

to exchange the Shareable Recovery (in the form received, with any interest accrued thereon) for an equivalent amount (net of any such accrued interest) of unsecured claims allowed in such Insolvency or Liquidation Proceeding based upon Priority Lien Obligations or for any substantially contemporaneous distribution (exchanged in the form received, with any interest accrued thereon) made in such Insolvency or Liquidation Proceeding on account of such equivalent amount of unsecured claims based upon Priority Lien Obligations. Such exchange shall be made by each party thereto without any recourse, representation, warranty or liability whatsoever.

Section 10.06 RELEASE OF COLLATERAL OR SUBSIDIARY GUARANTEES UPON SALE OR OTHER DISPOSITION.

          (a) If the Company and, at any time prior to the Discharge of Priority Lien Indebtedness, the Priority Lien Agent certifies to the Trustee and the Collateral Agent that:

               (1) any specified Collateral, or all Capital Stock owned by the Company and its Subsidiaries in a Subsidiary which, directly or indirectly through another Subsidiary, owns such Collateral, is sold, transferred or otherwise disposed of:

                       (A) by the owner of such Collateral to a Person other
               than the Company or a Restricted Subsidiary of the Company in a transaction not prohibited under this Indenture or the Priority Lien Documents; or

                       (B) by the holder of any Priority Lien in a foreclosure
               or other enforcement of a Priority Lien which does not, taken together with all other sales, transfers or dispositions made by the Company or any of its Restricted Subsidiaries or any holder of Priority Liens in connection therewith or in contemplation thereof, constitute a sale, transfer or disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole;

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          and

               (2) all Liens upon such Collateral securing Priority Lien Obligations will be forever released and discharged upon such sale, transfer or other disposition (whether or not such Liens attach to the proceeds of the sale), then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Note Liens and Parity Liens upon such Collateral will automatically be released and discharged as and when and to the extent such Liens securing Priority Lien Obligations are released and discharged.

          (b) If the Company at any time prior to the Discharge of Priority Lien Indebtedness, the Priority Lien Agent certifies to the Trustee and the Collateral Agent that:

               (1) all or substantially all Capital Stock owned by the Company and its Subsidiaries in any Subsidiary of the Company (a "Sold Subsidiary") is sold, transferred or otherwise disposed of (whether directly by transfer of Capital Stock issued by the Sold Subsidiary or indirectly by transfer of Capital Stock of other Subsidiaries which, directly or indirectly, own Capital Stock issued by the Sold Subsidiary):

                       (A) by the owner of such Capital Stock to a Person other
               than the Company or a Restricted Subsidiary of the Company in a transaction not prohibited under this Indenture or the Priority Lien Documents; or

                       (B) by the holder of any Priority Lien in a foreclosure
               or other enforcement of a Priority Lien which does not, taken together with all other sales, transfers or dispositions made by the Company or any of its Restricted Subsidiaries or any holder of Priority Liens in connection therewith or in contemplation thereof, constitute a sale, transfer or disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole;

          and

               (2) all Guarantees of Priority Lien Obligations made by the Sold Subsidiary and all Liens upon property of the Sold Subsidiary securing Priority Lien Obligations will be forever released and discharged upon such sale, transfer or other disposition (whether or not such Liens attach to the proceeds of the sale), then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Subsidiary Guarantee made by such Subsidiary and all Note Liens and Parity Liens upon the property of such Subsidiary will automatically be released and discharged as and when and to the extent such Guarantees of Priority Lien Obligations and Liens securing Priority Lien Obligations are released and discharged.

          (c) Upon delivery to the Trustee and Collateral Agent of a certificate of the Priority Lien Agent stating that any release of Note Liens and Parity Liens has become effective pursuant to Section 10.06(a) or 10.06(b), the Collateral Agent will promptly execute and deliver an instrument confirming such release on customary terms and without any recourse, representation, warranty or liability whatsoever. If the Collateral Agent unreasonably fails to do so, the Priority Lien Agent is hereby irrevocably authorized and empowered, with full power of substitution, to execute and deliver such instrument on such terms in the name, place and stead of the Collateral Agent.

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Section 10.07  AMENDMENT OF SECOND-LIEN SECURITY DOCUMENTS.

          (a) Prior to the Discharge of Priority Lien Indebtedness:

               (1) The Collateral Agent will not enter into, and the Trustee and the Holders of Notes will not authorize or direct, any amendment of or supplement to any Second-Lien Security Document relating to any Collateral that would make such Second-Lien Security Document inconsistent in any material respect with the comparable provisions of the Priority Lien Security Document upon such Collateral. No such amendment or supplement will be enforceable.

               (2) Without the consent of any Holder of Notes, the Trustee or the Collateral Agent, any amendment, waiver or consent agreed to, upon any terms and conditions, by the Company or any other Obligor and the Priority Lien Agent in respect of any provision of any Priority Lien Security Document, except to the extent effectuating or relating to any release of Liens, will automatically apply, on the same terms and subject to the same conditions, to the comparable provision of the comparable Second-Lien Security Document, effective upon the delivery by the Priority Lien Agent of written notice of such amendment, waiver or consent, and the terms and conditions thereof, to the Trustee and the Collateral Agent, if the notice states that such amendment, waiver or consent has become effective as to such agreement and is, pursuant to this Section 10.07(a)(2), likewise effective as to the comparable provision of the comparable Second-Lien Security Document. Such amendment, waiver or consent need not otherwise be confirmed by the Trustee, the Collateral Agent or any Holder of Notes, in order to be effective.

For the purposes of Section 10.07(a)(1), (i) no inconsistency reflected in the Second-Lien Security Documents delivered in connection with the issuance of the Notes, as compared with the comparable provisions of the comparable Priority Lien Security Documents then in effect, will be subject to the provisions of
Section 10.07(a)(1) and (ii) any provision granting rights or powers to the Collateral Agent that are not granted to the holders of Priority Liens securing Priority Lien Indebtedness outstanding under the Credit Agreement will constitute a material inconsistency.

          (b) No amendment, supplement, waiver or change otherwise permitted by this Indenture in respect of the Priority Lien Documents will be prohibited or in any manner restricted or affected by, or by reason of, the provisions of this
Article 10.

Section 10.08 WAIVER OF CERTAIN SUBROGATION, MARSHALLING, APPRAISAL AND VALUATION RIGHTS.

          (a) To the fullest extent permitted by law, the Holders of Notes, the Trustee and the Collateral Agent agree not to assert or enforce at any time prior to the Discharge of Priority Lien Indebtedness:

               (1) any right of subrogation to the rights or interests of holders of Priority Liens or Priority Lien Obligations (or any claim or defense based upon impairment of any such right of subrogation);

               (2) any right of marshalling accorded to a junior lienholder, as against a priority lienholder, under equitable principles; and

               (3) any statutory right of appraisal or valuation accorded to a junior lienholder in a proceeding to foreclose a senior lien,

that otherwise may be enforceable in respect of any Note Lien or Parity Lien as against any holder of Priority Liens.

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          (b) Without in any way limiting the generality of the foregoing, each holder of Priority Lien Obligations or Priority Liens may at any time and from time to time, without the consent of or notice to any holder of Note Obligations, Parity Lien Obligations, Note Liens or Parity Liens, without incurring any responsibility or liability to any holder of Note Obligations, Parity Lien Obligations, Note Liens or Parity Liens and without in any manner prejudicing, affecting or impairing the ranking agreements and other obligations set forth in this Article 10:

               (1) make loans and advances to the Company or any of its Subsidiaries or issue, guaranty or obtain letters of credit for account of the Company or any of its Subsidiaries or otherwise extend credit to the Company or any of its Subsidiaries, in any amount (subject to the provisions of this Indenture relating to the maximum amount of the Priority Lien Indebtedness) and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

               (2) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, compromise, accelerate, extend or refinance, any Priority Lien Obligations or any agreement, guaranty, Lien or obligation of the Company or any of its Subsidiaries or any other person or entity in any manner related thereto, or otherwise amend, supplement or change in any manner any Priority Lien Obligations or Priority Liens or any such agreement, guaranty, lien or obligation;

               (3) increase or reduce the amount of any Priority Lien Obligation (subject to the provisions of this Indenture relating to the maximum amount of the Priority Lien Indebtedness) or the interest, premium, fees or other amounts payable in respect thereof;

               (4) release or discharge any Priority Lien Obligation or any guaranty thereof or any agreement or obligation of the Company or any of its Subsidiaries or any other person or entity with respect thereto;

               (5) take or fail to take any Priority Lien or any other collateral security for any Priority Lien Obligation or take or fail to take any action which may be necessary or appropriate to ensure that any Priority Lien or any other Lien upon any property is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any Priority Lien Obligation or any other obligation secured thereby;

               (6) release, discharge or permit the lapse of any or all Priority Liens or any other Liens upon any property at any time securing any Priority Lien Obligation;

               (7) exercise or enforce, in any manner, order or sequence, or fail to exercise or enforce, any right or remedy against the Company or any other Obligor or any collateral security or any other person, entity or property in respect of any Priority Lien Obligation or any Priority Lien or other Lien securing any Priority Lien Obligation or any right or power under this Article 10, and apply any payment or proceeds of collateral in any order of application; or

               (8) sell, exchange, release, foreclose upon or otherwise deal with any property that may at any time be subject to any Priority Lien or any other Lien securing any Priority Lien Obligation.

          (c) No exercise, delay in exercising or failure to exercise any right arising under this Article 10, no act or omission of any holder of Priority Liens or Priority Lien Obligations in respect of the Company

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or any of its Restricted Subsidiaries or any other person or entity or any collateral security for any Priority Lien Obligation or any right arising under this Article 10, no change, impairment, or suspension of any right or remedy of any holder of any Priority Liens or Priority Lien Obligations, and no other act, failure to act, circumstance, occurrence or event which, but for this provision, would or could act as a release or exoneration of any obligation under this
Article 10 will in any way affect, decrease, diminish or impair any of the ranking agreements and other obligations of the Holders of Notes, the Trustee and the Collateral Agent set forth in this Article 10.

          (d) None of the Credit Agreement Agent, any other Priority Lien Agent, any holder of Priority Liens or any holder of Priority Lien Obligations will have any duty, express or implied, fiduciary or otherwise, to any holder of Note Obligations, Parity Lien Obligations, Note Liens or Parity Liens.

          (e) To the maximum extent permitted by law, each of the Holders of Notes, the Trustee and the Collateral Agent waives any claim it may have against the Credit Agreement Agent, any other Priority Lien Agent, any holder of Priority Liens or any holder of Priority Lien Obligations with respect to or arising out of any action or failure to act or any error of judgment or negligence on the part of the Credit Agreement Agent or any other Priority Lien Agent or any holder of Priority Liens or Priority Lien Obligations or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies in respect of the Priority Liens or the Priority Lien Obligations or under the Priority Lien Documents or any transaction relating to the Collateral. Neither the Credit Agreement Agent nor any other Priority Lien Agent nor any holder of Priority Liens or Priority Lien Obligations nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, except to the extent arising out of the gross negligence or willful misconduct of the Credit Agreement Agent or any other Priority Lien Agent or any such holder or any of their respective directors, officers, employees or agents, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Obligor or upon the request of any holder of Note Obligations, Parity Lien Obligations, Note Liens or Parity Liens or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

          (f) The holders of Priority Liens and Priority Lien Obligations, on the one hand, and the holders of Note Obligations, Parity Lien Obligations, Note Liens or Parity Liens, on the other hand, shall each be responsible for keeping themselves informed of the financial condition of the Company and its Subsidiaries and all other circumstances bearing upon the risk of nonpayment of the Priority Lien Obligations or Note Obligations. The holders of Priority Liens and Priority Lien Obligations and the Priority Lien Agent shall have no duty to advise the Trustee or any holder of Note Obligations, Parity Lien Obligations, Note Liens or Parity Liens of information regarding such condition or circumstances or as to any other matter. If any holder of Priority Liens or Priority Lien Obligations or the Priority Lien Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Trustee or any holder of Note Obligations, Parity Lien Obligations, Note Liens or Parity Liens, it shall be under no obligation to provide any similar information on any subsequent occasion, to provide any additional information, to undertake any investigation, or to disclose any information which, pursuant to accepted or reasonable commercial finance practice, it wishes to maintain confidential.

Section 10.09  LIMITATION ON CERTAIN RELIEF AND DEFENSES.

          (a) No action taken or omitted for the benefit of the holders of Priority Liens or Parity Liens by the Company or any of its Restricted Subsidiaries in breach of any covenant set forth in this Indenture will constitute a defense to the enforcement of the provisions of this Article 10 by such holders in accordance with the terms of this Article 10, if, when such action was taken or omitted, such holders

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received and in good faith relied on an Officers' Certificate or Opinion of
Counsel to the effect that such action was permitted under this Indenture.

          (b) The Note Liens and any Parity Liens will not be forfeited, invalidated, discharged or otherwise affected or impaired by any breach of any obligation of the Holders of Notes, the Trustee or the Collateral Agent set forth in Sections 10.04, 10.05, 10.06, 10.07, 10.08, 10.09, 10.10 and 10.11.

Section 10.10  REINSTATEMENT.

          (a) If the payment of any amount applied to any Priority Lien Indebtedness secured by any Priority Liens is later avoided or rescinded (including by settlement of any claim for avoidance or rescission) or otherwise set aside, then:

               (1) to the fullest extent lawful, all claims for the payment of such amount as Priority Lien Indebtedness and, to the extent securing such claims, all such Priority Liens will be reinstated and entitled to the benefits of this Article 10; and

               (2) if a Discharge of Priority Lien Indebtedness became effective prior to such reinstatement, all obligations of the Holders of Notes, the Trustee and the Collateral Agent under this Article 10 that were terminated as a result of such Discharge of Priority Lien Indebtedness will be concurrently reinstated on the date and to the extent such claims and Priority Liens are reinstated, beginning on such date but prospectively only (and not retroactively), as though no Priority Lien Indebtedness or Priority Liens had been outstanding at any time prior to such date, and will remain effective until the claims for such amount are paid in full in cash.

          (b) If a Discharge of Priority Lien Indebtedness results from the retirement of the Credit Agreement by voluntary payment or prepayment in full at any time when no Default or Event of Default exists, without the Credit Agreement being replaced at such time by a new Credit Facility, and if the Company thereafter, at any time when no Default or Event of Default exists, obtains a new Credit Facility that constitutes Priority Lien Indebtedness, then:

               (1) the Company may reinstate the obligations of the Holders of Notes, the Trustee and the Collateral Agent under this Article 10 that were terminated as a result of such Discharge of Priority Lien Indebtedness, but only as to Collateral that is or becomes subject to Liens securing the new Credit Facility and only for the benefit of the holders of Priority Lien Obligations arising in respect of the new Credit Facility, by delivering to the Trustee and the Collateral Agent, before any credit is extended under the new Credit Facility, an Officers' Certificate describing the new Credit Facility and the collateral security therefor and certifying that all extensions of credit under the new Credit Facility will constitute Priority Lien Indebtedness and that no Default or Event of Default existed at the time of such Discharge of Priority Lien Indebtedness, exists on the date of the Officers' Certificate or will exist on the date of the first extension of credit under the new Credit Facility; and thereupon

               (2) the obligations of the Holders of Notes, the Trustee and the Collateral Agent under this Article 10 that were terminated as a result of such Discharge of Priority Lien Indebtedness shall be reinstated beginning on the date of the first extension of credit under the new Credit Facility but prospectively only (and not retroactively) and only for the benefit of the holders of Priority Lien Obligations arising in respect of the new Credit Facility, as though no other Priority Lien Indebtedness or Priority Liens had been outstanding at any time prior to the date of such reinstatement.

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          (c) No:

               (1) action to enforce Note Liens or Parity Liens at any time prior to the date of any reinstatement pursuant to Section 10.10(a) or 10.10(b);

               (2) receipt or collection of Collateral or any other property by the Holders of Notes, the Trustee or the Collateral Agent at any time prior to the date of any such reinstatement;

               (3) application of any Collateral or other property to the payment of Note Obligations or Parity Lien Obligations at any time prior to the date of any such reinstatement; or

               (4) other action taken or omitted by the Holders of Notes, the Trustee or the Collateral Agent or other event occurring at any time prior to the date of any such reinstatement,

will, if it was permitted at such time under this Article 10 without giving effect to any subsequent reinstatement under Section 10.10(a) or 10.10(b), constitute a breach of any obligation of the Holders of Notes, the Trustee or the Collateral Agent under this Article 10 or give rise to any right, claim or interest whatsoever enforceable by any holder of Priority Liens or Priority Lien Obligations or by any other Person.

Section 10.11  AMENDMENT; WAIVER.

          (a) No amendment or supplement to the provisions of this Article 10 will:

               (1) be effective unless set forth in a writing signed by the Trustee with the consent of the holders of at least a majority in principal amount of the Notes (including, without limitation, Additional Notes) then outstanding voting as a single class, except that any such amendment which increases the obligations or adversely affects the rights of the Holders of Notes will be effective only with the consent of the Holders of at least 66-2/3% in principal amount of the Notes (including, without limitation, Additional Notes) then outstanding, voting as a single class; and

               (2) become effective at any time when any Priority Lien Indebtedness, or any commitment to extend credit that will constitute Priority Lien Indebtedness, is outstanding unless such amendment or supplement is consented to in a writing signed either by the Priority Lien Agent or by the holders of at least 80% in principal amount of all Priority Lien Indebtedness then outstanding, voting as a single class.

Any such amendment or supplement that:

                       (A) imposes any obligation upon the Company or adversely
               affects the rights of the Company under Section 10.03 will become effective only with the consent of the Company; or

                       (B) imposes any obligation upon the Collateral Agent or
               adversely affects the rights of the Collateral Agent in its individual capacity at any time when the Trustee is not the Collateral Agent will become effective only with the consent of the Collateral Agent.

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          (b) No waiver of any of the provisions of this Article 10 will in any event be effective unless set forth in a writing signed and consented to, as required for an amendment under Section 10.11, by the party to be bound thereby.

Section 10.12  ENFORCEMENT.

          (a) The provisions of this Article 10 may be enforced solely by the holders of Priority Liens and Priority Lien Obligations granted and outstanding from time to time and, subject to Section 10.12(c), the holders of Parity Liens and Parity Lien Obligations granted and outstanding from time to time and will be enforceable by injunctive relief without need for any bond or undertaking or any proof as to the adequacy of legal remedies or the nature, immediacy or irreparability of any injury to any holder of Priority Liens or Parity Liens. Neither the Company nor any other Obligor nor any other Person, except the holders of Priority Liens, Priority Lien Obligations, Parity Liens and Parity Lien Obligations, will be entitled to rely on, benefit from or enforce any of the provisions of this Article 10, except, in the case of the Company only, the provisions of Section 10.03.

          (b) Each and all of the rights and powers granted in this Article 10 or in any of the Priority Lien Documents to the holders of Priority Liens or Priority Lien Obligations or to the Priority Lien Agent may be exercised and enforced by them in any manner determined by them to be appropriate in their own interest or in the interests of the holders of Priority Lien Obligations, without any duty whatsoever to any holder of Note Obligations, Parity Lien Obligations, Note Liens or Parity Liens.

          (c) The obligations of the Holders of Notes, the Trustee and the Collateral Agent set forth in Sections 10.04, 10.05, 10.06, 10.07, 10.08, 10.09,
10.10 and 10.11 are intended solely for the benefit of the holders of Priority Liens and Priority Lien Obligations and may not be enforced by any holder of Parity Liens or Parity Lien Obligations or by any other Person.

          (d) No right of any holder of Priority Liens or Parity Liens to enforce the ranking agreements or any other obligation set forth in this Article 10 may be impaired by any act or failure to act by the Company, the Trustee or any Holder of Notes or by the failure of the Company, the Trustee or any Holder of Notes to comply with this Indenture.

          (e) The obligations of the Holders of Notes, the Trustee and the Collateral Agent are continuing obligations and may not be revoked at any time when any Priority Lien Indebtedness, or any commitment to extend credit that will constitute Priority Lien Indebtedness, is outstanding.

Section 10.13 NOTES, SUBSIDIARY GUARANTEES AND OTHER NOTE OBLIGATIONS NOT SUBORDINATED.

          The provisions of this Article 10 are intended solely to set forth the relative ranking, as Liens, of (1) the Note Liens (and, to the extent the Trustee, the Collateral Agent or any Holder of Notes has an interest therein, the Parity Liens) as against the Priority Liens and (2) the Note Liens as against the Parity Liens. The Notes and Subsidiary Guarantees are senior non-subordinated obligations of the Company and Guarantors. Neither the Notes, the Subsidiary Guarantees and other Note Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reason of the provisions of this Article 10, in any respect subordinated, deferred, postponed, restricted or prejudiced.

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Section 10.14  RELATIVE RIGHTS.

          This Article 10 defines the relative rights, as lienholders, of holders of Note Liens and holders of Priority Liens and Parity Liens. Nothing in this Indenture will:

               (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest and Liquidated Damages, if any, on the Notes in accordance with their terms or any other obligation of the Company or any other Obligor under the Note Documents;

               (2) affect the relative rights of Holders of Notes and creditors of the Company or any of its Restricted Subsidiaries;

               (3) restrict the right of any Holder of Notes to sue for payments that are then due and owing or to commence or take any action to commence any Insolvency or Liquidation Proceeding; or

               (4) prevent the Trustee or any Holder of Notes from exercising against the Company or any other Obligor any of its other available remedies upon a Default or Event of Default, subject to the rights of holders of Priority Liens and Parity Liens, and the obligations of the Holders of Notes, the Trustee and the Collateral Agent, under this
          Article 10.

          If the Company or any Restricted Subsidiary fails because of this
Article 10 to perform any obligation binding upon it under any Note Document, the failure is still a Default or Event of Default.

                                   ARTICLE 11.
                             COLLATERAL AND SECURITY

Section 11.01  SECOND-LIEN SECURITY DOCUMENTS.

          (a) The payment of the principal of and interest and premium and Liquidated Damages, if any, on the Notes when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Company pursuant to the Notes or by any Guarantor pursuant to the Subsidiary Guarantees, the payment of all other Note Obligations and the performance of all other obligations of the Company and its Restricted Subsidiaries under the Note Documents are secured as provided in the Second-Lien Security Documents which the Company and the Guarantors have entered into simultaneously with the execution of this Indenture and will be secured by all Second-Lien Security Documents hereafter delivered as required or permitted by this Indenture.

          (b) The Company will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all acts and things which may be required, or which the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the holders of Note Obligations or, if the Collateral Agent is a Joint Collateral Agent, for the benefit of the holders of Note Obligations and Parity Lien Obligations, duly created, enforceable and perfected Liens upon the Collateral as contemplated by this Indenture and the Second-Lien Security Documents, so as to render the same available for the security and benefit of this Indenture and of the Notes, Subsidiary Guarantees and all other Note Obligations, according to the intent and purposes herein expressed.

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Section 11.02  COLLATERAL AGENT.

          (a) The Trustee will act as Collateral Agent until such time, if any, as the Note Liens are transferred to the Joint Collateral Agent pursuant to
Section 10.03.

          (b) The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents as it deems necessary or appropriate.

          (c) Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Second-Lien Security Documents, for the creation, perfection, priority, sufficiency or protection of any Note Lien, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Note Liens or Second-Lien Security Documents or any delay in doing so.

          (d) The Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time as required or permitted by this Indenture. Except as directed by the Trustee as required or permitted by this Indenture or any Joint Collateral Agent Undertaking, the Collateral Agent will not be obligated:

               (1) to act upon directions purported to be delivered to it by any other Person;

               (2) to foreclose upon or otherwise enforce any Note Lien; or

               (3) to take any other action whatsoever with regard to any or all of the Note Liens, Second-Lien Security Documents or Collateral.

          (e) The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Note Liens or Second-Lien Security Documents.

          (f) In acting as Collateral Agent or Co-Collateral Agent, the Collateral Agent and each Co-Collateral Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7.

          (g) For as long as the Trustee is the Collateral Agent, each successor Trustee will become the successor Collateral Agent as and when the successor Trustee becomes the Trustee.

          (h) At all times when the Trustee is not itself the Collateral Agent, the Company will deliver to the Trustee copies of all Second-Lien Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Second-Lien Security Documents.

Section 11.03  AUTHORIZATION OF ACTIONS TO BE TAKEN.

          (a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Second-Lien Security Document and Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Second-Lien Security Documents, authorizes and empowers the Trustee to direct the Collateral Agent to enter into, and the Collateral Agent to execute and deliver, each Intercreditor Agreement, and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes and other holders of Note Obligations as set

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forth in the Second-Lien Security Documents and each Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.

          (b) The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed under the Second-Lien Security Documents and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

          (c) Subject to the provisions of Section 7.01 and 7.02 and Article 10, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

               (1) foreclose upon or otherwise enforce any or all of the Note Liens;

               (2) enforce any of the terms of the Second-Lien Security Documents; or

               (3) collect and receive payment of any and all Note Obligations.

The Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Note Liens or the Second-Lien Security Documents or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Second-Lien Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders of Notes, the Trustee or the Collateral Agent.

Section 11.04  RELEASE OF NOTE LIENS.

          (a) The Note Liens will be released:

               (1) in whole, upon payment in full of the principal of, accrued and unpaid interest and premium and Liquidated Damages, if any, on the Notes and payment in full of all other Note Obligations that are due and payable at or prior to the time such principal, accrued and unpaid interest and premium and Liquidated Damages, if any, are paid;

               (2) in whole, upon satisfaction and discharge of this Indenture pursuant to Section 12.01;

               (3) in whole, upon a legal defeasance or covenant defeasance pursuant to Article 8;

               (4) in part, as to any property constituting Collateral that (a) is sold or otherwise disposed of by the Company or one of its Subsidiaries in a transaction permitted by this Indenture, at the time of such sale or disposition, to the extent of the interest sold or disposed of, or (b) is owned or at any time acquired by a Subsidiary that has been released from its Subsidiary Guarantee, concurrently with the release of such Subsidiary Guarantee; or

               (5) in part, as to any specific item of Collateral, as provided in Section 10.07(a)(2).

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          (b) Upon delivery to the Trustee of an Officers' Certificate requesting release of the Note Liens pursuant to Section 11.04(a), accompanied by:

               (1) an Opinion of Counsel confirming that such release is required by Section 11.04(a);

               (2) all instruments requested by the Company to effectuate or confirm such release; and

               (3) such other certificates and documents as the Trustee or Collateral Agent may reasonably request to confirm the matters set forth in Section 11.04(a),

the Trustee will, if such instruments and confirmation are reasonably satisfactory to the Trustee and Collateral Agent, instruct the Collateral Agent to execute and deliver, and the Collateral Agent will promptly execute and deliver, such instruments.

          (c) All instruments effectuating or confirming any release of any Note Liens will have the effect solely of releasing such Note Liens as to the Collateral described therein, on customary terms and without any recourse, representation, warranty or liability whatsoever.

          (d) The Trustee and Collateral Agent are not required to serve, file, register or record any instrument releasing Collateral.

          (e) The Company will bear and pay all costs and expenses associated with any release of Note Liens pursuant to Section 10.06 or this Section 11.04, including all reasonable fees and disbursements of any attorneys or representatives acting for the Trustee or for the Collateral Agent.

Section 11.05  FILING, RECORDING AND OPINIONS.

          (a) The Company will furnish to the Trustee and the Collateral Agent immediately prior to the issuance of the Exchange Notes an Opinion of Counsel either:

               (1) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements, mortgages, collateral assignments, lien notices or other instruments necessary to make effective and perfect the Liens intended to be created by the Second-Lien Security Documents, and reciting the details of such action; or

               (2) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective and perfected.

          (b) The Company will furnish to the Trustee and the Collateral Agent on March 31 in each year, beginning with March 31, 2003, an Opinion of Counsel, dated as of such date, either:

               (1) stating that, in the opinion of such counsel, (A) action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or notices, recordations or instruments of further assurance as is necessary to maintain and perfect the Liens intended to be created by the Second-Lien Security Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 13 months to

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          perfect the Note Liens, to the extent the Note Liens can be perfected by the filing of a financing statement; or

               (2) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens as effective and perfected.

          (c) The Company will otherwise comply with the provisions of TIA
Section 314(b).

          (d) To the extent applicable, the Company will cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from Note Liens or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Second-Lien Security Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert reasonably satisfactory to the Trustee and the Collateral Agent.

          (e) To the extent applicable, the Company will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Second-Lien Security Documents:

               (1) all documents required by TIA Section 314(d); and

               (2) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA Section 314(d).

The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and Opinion of Counsel.

          (f) If any Collateral is released in accordance with this Indenture or any Second-Lien Security Document at a time when the Trustee is not itself also the Collateral Agent and if the Company has delivered the certificates and documents required by the Second-Lien Security Documents and this Sections 11.02, the Trustee will determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 11.02, will deliver a certificate to the Collateral Agent setting forth such determination.

                                   ARTICLE 12.
                              subsidiary GUARANTEES

Section 12.01  GUARANTEE.

          (a) Subject to this Article 12, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

               (1) the principal of, premium and Liquidated Damages, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and

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          all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

          (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

          (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 12.02  LIMITATION ON GUARANTOR LIABILITY.

          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the

                                       102
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obligations of such other Guarantor under this Article 12, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 12.03  EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

          To evidence its Subsidiary Guarantee set forth in Section 12.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

          Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 12.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

          If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

          In the event that the Company creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.24 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of
Section 4.24 hereof and this Article 12, to the extent applicable.

Section 12.04  GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

          Except as otherwise provided in Section 12.05, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

               (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

               (2) either:

                       (a) subject to Section 12.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

                       (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or

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all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

          Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 12.05  RELEASES.

          In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or any sale of Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale, by way of merger, consolidation or otherwise, of the Capital Stock of such Guarantor and so long as immediately following such sale such Guarantor is no longer a Restricted Subsidiary) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation
Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

          If the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.17 then such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee

          Any Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 12.

                                   ARTICLE 13.
                           SATISFACTION AND DISCHARGE

Section 13.01  SATISFACTION AND DISCHARGE.

          This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

               (1) either:

                       (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

                       (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, in the opinion of an accounting, appraisal or investment banking firm of national standing, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

               (2) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

               (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

               (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

          Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section, the provisions of Section 13.02 and Section 8.06 will survive. In addition, nothing in this Section 13.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 13.02  APPLICATION OF TRUST MONEY.

          Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

          If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 13.01; PROVIDED that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 14.
                                  MISCELLANEOUS

Section 14.01  TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

Section 14.02  NOTICES.

          Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Company and/or any Guarantor:

          H&E Equipment Services L.L.C.
          H&E Finance Corp.
          11100 Mead Road, Suite 200
          Baton Rouge, Louisiana 70816
          Telecopier No.: (225) 298-5332
          Attention: Chief Financial Officer


          With a copy to:

          Kirkland & Ellis
          Citicorp Center
          153 East 53rd Street
          New York, New York 10022
          Telecopier No.: (212) 446-4900
          Attention: Joshua Korff

          If to the Trustee:

          The Bank of New York
          101 Barclay Street, Floor 8 West
          New York, New York 10286
          Telecopier No.: (212) 896-7299
          Attention: Corporate Trust Administration

          The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next

Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 14.03  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 14.04  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture (except in connection with the original issuance of Notes), the Company shall furnish to the Trustee:

               (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

               (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 14.05  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA Section 314(e) and must include:

               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

               (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 14.06  RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

          No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees, the Second-Lien Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 14.08  GOVERNING LAW.

          THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES AND THE SECOND-LIEN SECURITY DOCUMENTS WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 14.09  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10  SUCCESSORS.

          All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 14.05.

Section 14.11  SEVERABILITY.

          In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 14.12  COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 14.13  TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of June 17, 2002
                                      H&E EQUIPMENT SERVICES L.L.C.

                                      By: /s/ Lindsay Jones
                                          --------------------------------------
                                          Name:  Lindsay Jones
                                          Title: Senior Vice President,
                                                 Finance and Secretary


                                      H&E FINANCE CORP.


                                      By:  /s/ Lindsay Jones
                                          --------------------------------------
                                          Name:  Lindsay Jones
                                          Title: Senior Vice President,
                                                 Finance and Secretary


                                      GNE INVESTMENTS, INC.


                                      By: /s/ Lindsay Jones
                                          --------------------------------------
                                          Name:  Lindsay Jones
                                          Title: Secretary


                                      GREAT NORTHERN EQUIPMENT, INC.


                                      By:  /s/ Lindsay Jones
                                          --------------------------------------
                                          Name:  Lindsay Jones
                                          Title: Secretary


                                      THE BANK OF NEW YORK, AS TRUSTEE

                                      By: /s/ Margaret Ciesmelewski
                                          --------------------------------------
                                          Name:  Margaret Ciesmelewski
                                          Title: Authorized Signatory

                                   SCHEDULE I

                             SCHEDULE OF GUARANTORS

          The following schedule lists each Guarantor under the Indenture as of the date of the Indenture:

GNE Investments, Inc.
Great Northern Equipment, Inc.

                                                                      EXHIBIT A1

                                 [Face of Note]
--------------------------------------------------------------------------------
                                                         CUSIP/CINS ____________

                      11 1/8% Senior Secured Notes due 2012

No. ___                                                            $____________

                          H&E EQUIPMENT SERVICES L.L.C.
                                H&E FINANCE CORP.

promises to pay to CEDE & CO.

or registered assigns,

the principal sum of____________________________________________________________

Dollars on June 15, 2012.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

H&E EQUIPMENT SERVICES L.L.C.               H&E FINANCE CORP.


By:                                         By:
   --------------------------------            ---------------------------------
   Name:                                       Name:
   Title:                                      Title:

By:                                         By:
   --------------------------------            ---------------------------------
   Name:                                       Name:
   Title:                                      Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK,
  as Trustee

By:
    -------------------------------
         Authorized Signatory


Dated: _____________, 2002


--------------------------------------------------------------------------------

                                      A1-1

                                 [Back of Note]
                      11 1/8% Senior Secured Notes due 2012

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

          Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

               (1) INTEREST. H&E Equipment Services L.L.C., a Louisiana limited liability company ("H&E LLC) and H&E Finance Corp., a Delaware corporation ("H&E Finance" and together with H&E LLC, the "Company"), promises to pay interest on the principal amount of this Note at 11 1/8% per annum from June 17, 2002 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on June 15 and December of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be December 15, 2002. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

               (3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying

                                      A1-2

          Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

               (4) INDENTURE. The Company issued the Notes under an Indenture dated as of June 17, 2002 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company.

               (5) OPTIONAL REDEMPTION.

                       (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company will not have the option to redeem the Notes prior to June 15, 2007. Thereafter, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

          YEAR                                                    PERCENTAGE
          ----                                                    ----------
          2007..................................................    105.563%
          2008..................................................    103.708%
          2009..................................................    101.854%
          2010 and thereafter...................................    100.000%

                       (b) At any time prior to June 15, 2005, the Company may on one or more occasions redeem an aggregate of up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 111.125% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of an offering of Equity Interests (other than Disqualified Stock) of the Company or Holdings (so long as such net cash proceeds are contributed to the Company from Holdings as common equity); PROVIDED that (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and (2) the redemption occurs within 60 days of the date of the closing of such offering.

               (6) MANDATORY REDEMPTION.

          The Company will not be required to make mandatory redemption payments with respect to the Notes.

               (7) REPURCHASE AT OPTION OF HOLDER.

                       (a) If there is a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages

                                      A1-3
          thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 60 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                       (b) If the Company or a Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5 million, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other PARI PASSU Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other PARI PASSU Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other PARI PASSU Indebtedness to be purchased on a PRO RATA basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

               (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

               (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

               (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

               (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the

                                      A1-4
          consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder; to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 or Article 12 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes; to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any release of Collateral that becomes effective as set forth in this Indenture; to reflect any waiver or termination of any right arising under Article 10 of the Indenture that otherwise would be enforceable by any holder of a Parity Lien Obligation or Parity Lien, if such waiver or termination is set forth or provided in this Indenture or agreement governing or giving rise to such Parity Lien Obligation or Parity Lien, PROVIDED that no such waiver or amendment shall adversely affect the rights of Holders of the Notes; or as provided in clause (2) of
          Section 10.07.

               (12) DEFAULTS AND REMEDIES. Each of the following is an Event of
          Default: (1) the Company defaults for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes; (2) the Company defaults in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes; (3) the Company or any of its Subsidiaries fails to comply with the provisions of Section 4.15 of the Indenture; (4) the Company or any of its Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Second-Lien Security Documents for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default: (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (6) a final non-appealable judgment or final non-appealable judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries, which judgment or judgments are not paid, discharged or stayed for a period of 60 days; PROVIDED that the aggregate of all such undischarged judgments exceeds $10.0 million; (7) the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law: (A) commences a voluntary case, (B)consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due; (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy

                                      A1-5

          Law that: (A) is for relief against the Company or any of its Restricted Subsidiaries in an involuntary case; (B) appoints a custodian of the Company or any of its Restricted Subsidiaries or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or (C) orders the liquidation of the Company or any of its Restricted Subsidiaries; and the order or decree remains unstayed and in effect for 60 consecutive days; (9)any Second-Lien Security Document or any Lien purported to be granted thereby is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in this Indenture) to be fully enforceable and perfected, and such event continues for 30 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, voting as a single class; (10) the Company or any of its Restricted Subsidiaries, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any of its Restricted Subsidiaries set forth in or arising under any Second-Lien Security Document; or (11) except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

               (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

               (14) LIEN SUBORDINATION AND SHARING. The Notes, the Subsidiary Guarantees and the other Note Obligations are secured by Note Liens upon the Collateral pursuant to the Second-Lien Security Documents. The Note Liens are subordinate in ranking to all current and future Priority Liens and of equal ranking with all current and future Parity Liens as set forth in Article 10 of the Indenture.

               (15) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

               (16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

               (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

               (18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of June 17, 2002, among the Company, the Guarantors and the other parties named on the signature pages thereof (the "Registration Rights Agreement").

                                      A1-6

               (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

               (20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

H&E Equipment Services L.L.C.
H&E Finance Corp.
11100 Mead Road, Suite 200
Baton Rouge, Louisiana 70816
Telecopier No.: (225) 298-5332
Attention: Chief Financial Officer

                                      A1-7

                                 ASSIGNMENT FORM

          To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________
                                               (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

                                    Your Signature:
                                                    ----------------------------
                                      (Sign exactly as your name appears on the
                                                              face of this Note)

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-8

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                   / /Section 4.10             / /Section 4.15

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                               $_________________

Date: _______________

                                     Your Signature:
                                                     ---------------------------
                                       (Sign exactly as your name appears on the
                                                              face of this Note)

                                     Tax Identification No.:____________________

Signature Guarantee*:
                      ---------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-9

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                       Principal Amount
                                                                      at maturity of this
                       Amount of decrease    Amount of increase in        Global Note           Signature of
                       in Principal Amount      Principal Amount        following such      authorized signatory
                         at maturity of          at maturity of            decrease             of Trustee or
Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian
----------------       -------------------   ---------------------    -------------------   --------------------



*   THIS SCHEDULE SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL FORM.

                                      A1-10

                                                                      EXHIBIT A2

                  [Face of Regulation S Temporary Global Note]
--------------------------------------------------------------------------------
                                                           CUSIP/CINS __________

                      11 1/8% Senior Secured Notes due 2012

No. ___                                                              $__________

                          H&E EQUIPMENT SERVICES L.L.C.
                                H&E FINANCE CORP.

promises to pay to CEDE & CO.

or registered assigns,

the principal sum of____________________________________________________________

Dollars on June 15, 2012.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1


H&E EQUIPMENT SERVICES L.L.C.              H&E FINANCE CORP.


By:                                        By:
   -----------------------------------        ----------------------------------
   Name:                                      Name:
   Title:                                     Title:

By:                                        By:
   -----------------------------------        ----------------------------------
   Name:                                      Name:
   Title:                                     Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK,
  as Trustee

By:
    -----------------------------
       Authorized Signatory


Dated: _______________, 2002.


--------------------------------------------------------------------------------

                                      A2-1

                  [Back of Regulation S Temporary Global Note]
                      11 1/8% Senior Secured Notes due 2012

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

               (1) INTEREST. H&E Equipment Services L.L.C., a Louisiana limited liability company ("H&E LLC") and H&E Finance Corp., a Delaware corporation ("H&E Finance" and together with H&E LLC, the "Company"), promises to pay interest on the principal amount of this Note at 11 1/8% per annum from June 17 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest

                                      A2-2
          shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be December 15, 2002. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

               (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

               (3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

               (4) INDENTURE. The Company issued the Notes under an Indenture dated as of June 17, 2002 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company.

               (5) OPTIONAL REDEMPTION.

                       (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company will not have the option to redeem the Notes prior to June 15, 2007. Thereafter, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable

                                      A2-3
          redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

          Year                                                    Percentage
          ----                                                    ----------
          2007..................................................    105.563%
          2008..................................................    103.708%
          2009..................................................    101.854%
          2010 and thereafter...................................    100.000%

                       (b) At any time prior to June 15, 2005, the Company may on one or more occasions redeem an aggregate of up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 111.125% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of an offering of Equity Interests (other than Disqualified Stock) of the Company or Holdings (so long as such net cash proceeds are contributed to the Company from Holdings as common equity); PROVIDED that (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and (2) the redemption occurs within 60 days of the date of the closing of such offering.

               (6) MANDATORY REDEMPTION.

          The Company will not be required to make mandatory redemption payments with respect to the Notes.

               (7) REPURCHASE AT OPTION OF HOLDER.

                       (a) If there is a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 60 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                       (b) If the Company or a Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5 million, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other PARI PASSU Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other PARI PASSU Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the

                                      A2-4

          Trustee shall select the Notes and other PARI PASSU Indebtedness to be purchased on a PRO RATA basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

               (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

               (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

               (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

               (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder; to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 or Article 12 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; to allow any Guarantor to execute a supplemental

                                      A2-5
          indenture and/or a Subsidiary Guarantee with respect to the Notes; to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any release of Collateral that becomes effective as set forth in this Indenture; to reflect any waiver or termination of any right arising under Article 10 of the Indenture that otherwise would be enforceable by any holder of a Parity Lien Obligation or Parity Lien, if such waiver or termination is set forth or provided in this Indenture or agreement governing or giving rise to such Parity Lien Obligation or Parity Lien, PROVIDED that no such waiver or amendment shall adversely affect the rights of Holders of the Notes; or as provided in clause (2) of Section 10.07.

               (12) DEFAULTS AND REMEDIES. Each of the following is an Event of
          Default: (1) the Company defaults for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes; (2) the Company defaults in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes; (3) the Company or any of its Subsidiaries fails to comply with the provisions of Section 4.15 of the Indenture; (4) the Company or any of its Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Second-Lien Security Documents for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default: (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (6) a final non-appealable judgment or final non-appealable judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries, which judgment or judgments are not paid, discharged or stayed for a period of 60 days; PROVIDED that the aggregate of all such undischarged judgments exceeds $10.0 million; (7) the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law: (A) commences a voluntary case, (B)consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due; (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any of its Restricted Subsidiaries in an involuntary case; (B) appoints a custodian of the Company or any of its Restricted Subsidiaries or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or (C) orders the liquidation of the Company or any of its Restricted Subsidiaries; and the order or decree remains unstayed and in effect for 60 consecutive days; (9)any Second-Lien Security Document or any Lien purported to be granted thereby is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in this Indenture) to be fully enforceable and perfected, and such event continues for 30 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, voting as a single class; (10) the Company or any of its Restricted Subsidiaries, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any of its Restricted Subsidiaries set forth in or arising under any Second-Lien

                                      A2-6

          Security Document; or (11) except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

               (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

               (14) LIEN SUBORDINATION AND SHARING. The Notes, the Subsidiary Guarantees and the other Note Obligations are secured by Note Liens upon the Collateral pursuant to the Second-Lien Security Documents. The Note Liens are subordinate in ranking to all current and future Priority Liens and of equal ranking with all current and future Parity Liens as set forth in Article 10 of the Indenture.

               (15) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

               (16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

               (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

               (18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of June 17, 2002, among the Company, the Guarantors and the other parties named on the signature pages thereof (the "Registration Rights Agreement").

               (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

               (20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                                      A2-7

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

H&E Equipment Services L.L.C.
H&E Finance Corp.
11100 Mead Road, Suite 200
Baton Rouge, Louisiana 70816
Telecopier No.: (225) 298-5332
Attention: Chief Financial Officer

                                      A2-8

                                 ASSIGNMENT FORM

          To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________
                                              (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

                                     Your Signature:
                                                     ---------------------------
                                       (Sign exactly as your name appears on the
                                                              face of this Note)

Signature Guarantee*:
                     ------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A2-9

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                   / /Section 4.10             / /Section 4.15

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                $_______________

Date: _______________

                                     Your Signature:
                                                     ---------------------------
                                       (Sign exactly as your name appears on the
                                                              face of this Note)

                                     Tax Identification No.:____________________

Signature Guarantee*:
                      ----------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A2-10

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE


          The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                                                                       Principal Amount
                                                                      at maturity of this
                       Amount of decrease    Amount of increase in        Global Note           Signature of
                       in Principal Amount      Principal Amount        following such      authorized signatory
                         at maturity of          at maturity of            decrease            of Trustee or
Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian
----------------       -------------------   ---------------------    -------------------   --------------------



                                      A2-11

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

H&E Equipment Services L.L.C.
H&E Finance Corp.
11100 Mead Road, Suite 200
Baton Rouge, Louisiana 70816
Attention: Chief Financial Officer

The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286
Attention: Corporate Trust Administration

          Re: 11 1/8% SENIOR SECURED NOTES DUE 2012

          Reference is hereby made to the Indenture, dated as of June 17,, 2002 (the "INDENTURE"), among H&E Equipment Services L.L.C. and H&E Finance Corp., together as issuer (the "COMPANY"), the Guarantors named on the signature pages thereto and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ___________________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to ___________________________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

          1. / /CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive
Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          2. / /CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE TEMPORARY REGULATION S GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or

Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          3. / /CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

               (a) / /such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

               (b) / /such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

               (c) / /such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

               (d) / /such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

          4. / /CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

          (a) / /CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b) / /CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c) / /CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                      ------------------------------------------
                                               [Insert Name of Transferor]


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

          Dated:
                 ------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

          1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                                        (a) / /a beneficial interest in the:

                       (i)   / / 144A Global Note (CUSIP _________), or

                       (ii)  / / Regulation S Global Note (CUSIP _________), or

                       (iii) / / IAI Global Note (CUSIP _________); or

               (b) / / a Restricted Definitive Note.

          2.   After the Transfer the Transferee will hold:

                                   [CHECK ONE]

               (a) / / a beneficial interest in the:

                       (i)   / / 144A Global Note (CUSIP _________), or

                       (ii)  / / Regulation S Global Note (CUSIP _________), or

                       (iii) / / IAI Global Note (CUSIP _________); or

                   (iv) / / Unrestricted Global Note (CUSIP _________); or

               (b) / / a Restricted Definitive Note; or

               (c) / / an Unrestricted Definitive Note,

               in accordance with the terms of the Indenture.

                                                                       EXHIBIT C
                         FORM OF CERTIFICATE OF EXCHANGE

H&E Equipment Services L.L.C.
H&E Finance Corp.
11100 Mead Road, Suite 200
Baton Rouge, Louisiana 70816
Attention: Chief Financial Officer

The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286

Attention: Corporate Trust Administration

          Re: 11 1/8 % SENIOR SECURED NOTES DUE 2012 (CUSIP_____________)

          Reference is hereby made to the Indenture, dated as of June 17, 2002 (the "INDENTURE"), among H&E Equipment Services L.L.C. and H&E Finance Corp., together as issuer (the "COMPANY"), the Guarantors named on the signature pages thereto and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          __________________________, (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

          1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

          (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "SECURITIES Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

          (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] / / 144A Global Note, / / Regulation S Global Note, / / IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                      ------------------------------------------
                                               [Insert Name of Transferor]


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

Dated:
       ------------------

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

H&E Equipment Services L.L.C.
H&E Finance Corp.
11100 Mead Road, Suite 200
Baton Rouge, Louisiana 70816
Attention: Chief Financial Officer

The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286
Attention: Corporate Trust Administration

          Re: 11 1/8% SENIOR SECURED NOTES DUE 2012 (CUSIP______________)

          Reference is hereby made to the Indenture, dated as of June 17, 2002 (the "INDENTURE"), among H&E Equipment Services L.L.C. and H&E Finance Corp., together as issuer (the "COMPANY"), the Guarantors named on the signature pages thereto and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $____________ aggregate principal amount of:

          (a) / /  a beneficial interest in a Global Note, or

          (b) / /  a Definitive Note,

          we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                      ------------------------------------------
                                               [Insert Name of Transferor]


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

Dated:
       ----------------

                                                                       EXHIBIT E

                         [FORM OF NOTATION OF GUARANTEE]

          For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of June 17, 2002 (the "INDENTURE") among H&E Equipment Services L.L.C. and H&E Finance Corp., (together the "COMPANY"), the Guarantors listed on Schedule I thereto and The Bank of New York, as trustee (the "TRUSTEE"), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; PROVIDED, HOWEVER, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                                        GNE INVESTMENTS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        GREAT NORTHERN EQUIPMENT, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT F

                         [FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

          SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of ________________, 200__, among __________________ (the "GUARANTEEING
SUBSIDIARY"), a subsidiary of H&E Equipment Services L.L.C. (or its permitted successor), a Louisiana limited liability company ("H&E LLC") or H&E Finance Corp. ("H&E FINANCE") (or its permitted successor), a Delaware corporation (collectively H&E LLC and H&E Finance Corp. are referred to herein as the "COMPANY"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under this Indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of June 17, 2002 providing for the issuance of an aggregate principal amount of up to $200 million of 11 1/8% Senior Secured Notes due 2012 (the "NOTES");

          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "SUBSIDIARY GUARANTEE"); and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

                       (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

                       (i) the principal of, and premium and Liquidated Damages, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                       (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

                       (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

                       (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                       (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

                       (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                       (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                       (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
               Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

                       (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

                       (i) Pursuant to Section 12.02 of the Indenture, after giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 12 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

          3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

          4.   GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

                       (a) The Guaranteeing Subsidiary may not sell or otherwise dispose of all substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor unless:

                       (i) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                       (ii) either (A) subject to Sections 12.04 and 12.05 of the Indenture, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; or (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation, Section 4.10 thereof.

                       (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                       (c)   Except as set forth in Articles 4 and 5 and Section
               12.05 of Article 12 of the Indenture, and notwithstanding clauses
               (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

          5.   RELEASES.

                       (a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

                       (b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 12 of the Indenture.

          6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

          7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

          10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

          Dated: __________, 20___

                                      [GUARANTEEING SUBSIDIARY]

                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:


                                      H&E EQUIPMENT SERVICES L.L.C.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      H&E FINANCE CORP.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      GNE INVESTMENTS, INC.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      GREAT NORTHERN EQUIPMENT, INC.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      THE BANK OF NEW YORK,
                                       as Trustee

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title: